As filed with the Securities and Exchange Commission on October 18, 2023

Registration No. 333-274767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Galaxy Ethereum ETF

(Exact name of registrant as specified in its charter)

Delaware	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Adam Henkel, Esq.

Invesco Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

800-983-0903

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Paulita Pike, Esq. Ropes & Gray LLP 191 North Wacker Drive, 32nd Floor Chicago, IL 60606	Brian D. McCabe, Esq. Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 18, 2023

PRELIMINARY PROSPECTUS

INVESCO GALAXY ETHEREUM ETF

SHARES

[ ]

Invesco Galaxy Ethereum ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on Cboe BZX (the “Exchange”) under the ticker symbol “[•]”. The Trust’s investment objective is to reflect the performance of the spot price of ether as measured using Lukka Prime Reference Rate (the “Benchmark”), less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust will value its Shares daily as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the fair market value (“FMV”) price for ether, reflecting the execution price of ether on its principal market as determined by Lukka Inc., an independent third-party digital asset data company (the “Benchmark Provider”). The Benchmark is designed to provide an estimated fair market value (FMV) price for ether, based on the execution price of ether on its principal market. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether by evaluating eligible ether exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. Invesco Capital Management LLC (the “Sponsor” or “Invesco”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Ether Custodian”) will hold all of the Trust’s ether on the Trust’s behalf as custodian.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Such trades may occur at a premium or discount relative to the net asset value per share (“NAV”) of the Shares of the Trust.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities). Because the creation and redemption of Creation Baskets will be effected in in-kind transactions based on the quantity of ether attributable to each Share, the quantity of Creation Baskets so created or redeemed will generally not be affected by fluctuations in the value of ether. When purchasing Creation Baskets, Authorized Participants or their agents will deliver ether to the Trust’s account with the Ether Custodian in exchange for Creation Baskets. When redeeming Creation Baskets, Authorized Participants or their agents will receive ether from the Trust through the Ether Custodian. Barring a liquidation or extraordinary circumstances described herein, the Trust does not intend to purchase or sell ether directly, except that the Trust expects to sell ether to pay certain expenses. Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

The initial Authorized Participant is [  ].

Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading. Investing in the Trust involves risks similar to those involved with an investment directly in ether and other significant risks. See “Risk Factors” beginning on page [●].

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until either all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not a mutual fund, is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in, nor obligations of, the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT RISKS RELATED TO ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS ” BEGINNING ON PAGE [●].

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is     , 2023

-i-

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States (the “U.S.”).

-ii-

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

-iii-

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in the Prospectus that is material and/or that may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, “Ethereum” with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties. When referring to the digital asset within the Ethereum network, “ether” is written with a lower case “e.”

Overview of the Trust

Invesco Galaxy Ethereum ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on Cboe BZX (the “Exchange”) under a ticker symbol to be announced prior to commencement of trading. The Trust’s investment objective is to reflect the performance of the spot price of ether as measured using the Lukka Prime Reference Rate (the “Benchmark”), less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust will value its Shares daily at 4:00 p.m. ET. The value of ether held by the Trust is determined based on the estimated fair market value (“FMV”) price for ether, reflecting the execution price of ether on its principal market as determined by Lukka Inc., an independent third-party digital asset data company (the “Benchmark Provider”). In this regard, the Benchmark Provider seeks to identify a “principal market” for ether by evaluating eligible ether exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity.

Invesco Capital Management LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Ether Custodian”) will hold all of the Trust’s ether on the Trust’s behalf as custodian.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities). Because the creation and redemption of Creation Baskets will be effected in in-kind transactions based on the quantity of ether attributable to each Share, the quantity of Creation Baskets so created or redeemed will generally not be affected by fluctuations in the value of ether. When purchasing Creation Baskets, Authorized Participants or their agents will deliver ether to the Trust’s account with the Ether Custodian in exchange for Creation Baskets. When redeeming Creation Baskets, Authorized Participants or their agents will receive ether from the Trust through the Ether Custodian. Barring a liquidation or extraordinary circumstances described herein, the Trust does not intend to purchase or sell ether directly, except that the Trust expects to sell ether to pay certain expenses. In this capacity, the Sponsor has entered into an agreement with Galaxy Digital Funds LLC (the “Execution Agent”) to serve as Execution Agent and facilitate the sale of ether by the Trust.

To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Creation Baskets on the next day when the Exchange is open for regular trading (a “Business Day”) following receipt of a redemption request by an Authorized Participant.

Creation Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the net asset value per Share (“NAV”). Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Similarly, Creation Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors (other than Authorized Participants) seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Creation Baskets.

The Sponsor believes that the design of the Trust will enable investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use ether by investing in the Shares rather than directly in ether.

The Trust’s Expenses

The Trust will pay the Sponsor a unified fee of [●]% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly on the first Business Day of the month, and will be calculated by the Administrator based on the quantity of ether held by the Trust. The Sponsor Fee will accrue and be payable in U.S. dollars.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of the Bank of New York Mellon (the “Administrator” and the “Transfer Agent”), the fees of the Ether Custodian, the fees of the Execution Agent, Exchange listing fees, Securities and Exchange Commission (“SEC”) registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not contractually assumed by the Sponsor. These include, but are not limited to, litigation and indemnification expenses, judgments, transactional expenses, taxes and other expenses not expected to be incurred in the ordinary course of the Trust’s business.

The Trust from time to time will be required to sell ether in such quantities as necessary to permit payment of the Sponsor Fee and any Trust expenses and liabilities not assumed by the Sponsor. The Sponsor has engaged the Execution Agent to sell ether on the Trust’s behalf in such circumstances. At the direction of the Trust, the Execution Agent will seek to sell ether at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than ether. Accordingly, the amount of ether to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of ether.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on September 27, 2023 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Declaration of Trust and Trust Agreement, dated as of September 26, 2023, which is expected to be amended and restated prior to commencement of operations of the Trust (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor.

Lukka Prime

The Benchmark is designed to provide an estimated fair market value for ether, in a manner that aligns with U.S. GAAP and IFRS accounting guidelines regarding fair market value measurements. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether, by evaluating eligible ether exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of December 2022, the following exchanges are considered to be eligible exchanges by the Benchmark Provider: Binance, Bitfinex, Bitflyer, Bittrex, Bitstamp, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex (collectively, “Benchmark Pricing Sources”). The Benchmark Provider reviews exchanges eligible for inclusion in the Benchmark quarterly. In determining which exchanges to include, the Benchmark Provider evaluates each exchange using proprietary ratings criteria. The Benchmark Provider periodically reassesses the exchanges eligible to be considered Benchmark Pricing Sources, and makes adjustments as needed.

In determining the value of ether, the Benchmark Provider applies a five-step weighting process for identifying the principal exchange for ether and the last price on that exchange. A Base Exchange Score (“BES”) that takes into account the criteria above is assigned to each Benchmark Pricing Source in order to select the most appropriate primary exchange and then an executed exchange price is determined at 4:00 p.m. ET.

Step 1: Assign each exchange for ether and U.S. Dollars a BES reflecting static exchange characteristics such as oversight, microstructure and technology.

Step 2: Adjust the BES based on the relative monthly volume each exchange services. This new score is the Volume Adjusted Score (“VAS”).

Step 3: Decay the adjusted score based on the time passed since last trade on exchange, assessing the level of activity in the market by considering the frequency (volume) of trades. The decay factor reflects the time since the last trade on the exchange. This is the final Decayed Volume Adjusted Score (DVAS), which reflects the freshness of data by tracking most recent trades.

Step 4: Rank the exchanges by the DVAS score and designate the highest-ranking exchange as the Principal Market for that point in time – the principal market is the exchange with highest DVAS.

Step 5: An executed exchange price is used to represent the fair market value at 4:00 p.m. ET.

See “The Trust—Description of Lukka Prime” for more details.

The Trust’s Service Providers

The Sponsor

Invesco Capital Management LLC is the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering, the listing of Shares on the Exchange and valuing the ether held by the Trust. The Sponsor is a limited liability company formed in the state of Delaware on February 7, 2003, and is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the Trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon (“BNYM”) serves as the Trust’s Administrator. Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust and the net assets of the Trust.

The Transfer Agent

BNYM also serves as the Transfer Agent for the Trust. The Transfer Agent is responsible for (1) issuing and redeeming Shares, (2) responding to correspondence by holders of the Shares (“Shareholders”) and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust.

The Ether Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Ether Custodian. The Trust has entered into a prime brokerage and custody agreement with the Ether Custodian (the “Custody Agreement”), pursuant to which the Ether Custodian will custody all of the Trust’s ether, other than that which may be maintained in a trading account with Coinbase, Inc. (“Coinbase”) from time to time. See “Prospectus Summary – Custody of the Trust’s Assets,” below. The Ether Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYDFS”) and is authorized by the NYDFS to provide digital asset custody services. The Ether Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

Authorized Participants

Only Authorized Participants may purchase or redeem Creation Baskets from the Trust. When purchasing Creation Baskets, Authorized Participants or their agents will deliver ether to the Trust’s account with the Ether Custodian in exchange for Creation Baskets. When redeeming Creation Baskets, Authorized Participants or their agents will receive ether from the Trust through the Ether Custodian.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.

The Execution Agent

The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy”) to serve as Execution Agent. At the direction of the Sponsor, the Execution Agent is responsible for selling ether on behalf of the Trust to the extent necessary to permit the payment of the Trust’s expenses. In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust, and the Sponsor has licensed the use of certain Galaxy trademarks, service marks and trade names in connection with the Trust.

Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”

Custody of the Trust’s Assets

The Trust’s Ether Custodian will custody of all of the Trust’s ether, other than that which may be maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase,” which is an affiliate of the Ether Custodian), in accounts that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers from time to time (the “Vault Balance”). The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as part of a “hot storage” (the “Hot Vault Balance”). A portion of the Trust’s ether holdings and cash holdings from time to time may be held with Coinbase in the Trading Balance in connection with in-kind creations and redemptions of Creation Baskets and the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.

Net Asset Value

NAV means the value of the total assets of the Trust including, but not limited to, all ether and cash (if any) less the total liabilities of the Trust (including accrued but unpaid expenses), divided by the number of outstanding Shares.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading. In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price established by the Benchmark Provider as of 4:00 p.m. ET.

The amount of ether represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls. See “Risk Factors—Risks Related to the Trust and the Shares—The amount of ether represented by the Shares will decline over time” and “Calculation of NAV.”

Plan of Distribution

The Trust is an exchange-traded fund. Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges, as well as any bid-ask spread. Such trades may occur at a premium or discount relative to the NAV of the Trust.

When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in one or more Creation Baskets. Only Authorized Participants may purchase or redeem Creation Baskets from the Trust. When purchasing Creation Baskets, Authorized Participants or their agents will deliver ether to the Trust’s account with the Ether Custodian in exchange for Shares.

Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.

Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they incur a proportionate share of the expenses of the Trust. Consequently, each sale of ether by the Trust (which includes, under current Internal Revenue Service guidance, using ether to pay expenses of the Trust, including the Sponsor Fee) would give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Creation Baskets consist of ether. Such ether is held by the Ether Custodian (or temporarily in the Trading Balance with Coinbase) on behalf of the Trust until (i) delivered in connection with redemptions of Creation Baskets, (ii) transferred to the Sponsor to pay the Sponsor Fee or (iii) sold by the Ether Custodian at the direction of the Trust to pay for extraordinary expenses and liabilities not assumed by the Sponsor.

Ether and the Ethereum Network

Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, including to provide “gas” in connection with executing specific operations on the Ethereum network, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply, of and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of [•], ether had a total market capitalization of approximately $[•] and represented approximately [•]% of the entire digital asset market. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi is believed by some to offer many opportunities for innovation and to have the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum Network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether.

New ether is created as a result of “staking” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Investors must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

“Gas” refers to the unit that measures the amount of computational effort required to execute specific operations on the Ethereum network. Since each Ethereum transaction requires computational resources to execute, those resources have to be paid for to ensure Ethereum is not vulnerable to spam and cannot get stuck in infinite computational loops. Payment for computation is made in the form of a gas fee. The gas fee is the amount of gas used to do some operation, multiplied by the cost per unit gas. The Ethereum Improvement Proposal 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the gas, users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since validators can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Ethereum Market

Ether had a total market capitalization of approximately $[●] billion as of [●]. Ether spot trading occurs on venues in the U.S. that are licensed to conduct that business by the NYDFS, other venues in the U.S. and non-U.S. venues. In addition, ether futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for NYDFS-licensed and CFTC-regulated trading of ether and ether derivatives has developed substantially. Ether market conditions in the three months ending on [●] are briefly summarized as follows:

•

Ether: There are over [●] NYDFS-licensed entities operating trading venues with order books for spot trading of ether. Among the top NYDFS-licensed trading venues, year-to-date as-of September 30th, 2023, the average daily trading volume is approximately [●] million. Across these venues, the average daily deviation of prices was less than [●]%. The largest NYDFS-licensed trading venue by volume had an average bid-ask spread during the period of less than [●]%.

•	Futures: There are currently [●] CFTC-regulated exchanges facilitate trading of ether futures, with a total average daily trading volume of approximately [●] billion.

•	Options: One CFTC-regulated exchange facilitates trading of options on ether futures, with average monthly trading volume of approximately [●] million.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. You should consider carefully the risks summarized below, which are described in more detail under “Risk Factors.”

Shareholders may choose to use the Trust as means of investing indirectly in ether. Shareholders considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the ether market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

Risks Related to Ether

Market and Volatility Risk. Ether has historically exhibited high price volatility relative to more traditional asset classes, which may be due to speculation regarding potential future appreciation in value. The value of the Trust’s investments in ether could decline rapidly, including to zero.

Some market observers have asserted that the ether market periodically experiences pricing “bubbles” and have predicted that, in time, the value of ether will fall to a fraction of its current value, or even to zero. Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Adoption Risk. The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Ethereum network may adversely affect the price of ether and therefore an investment in the Shares.

Currently, there is relatively limited use of ether in the retail and commercial marketplace in comparison to relatively extensive use as a store of value. Tax treatment of the use of ether as a medium of exchange and other factors could hinder expansion of ether into retail and commercial markets. A lack of expansion by ether into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of ether and the utility of ether as a payment system, increased volatility or a reduction in the value of ether, all of which could adversely impact an investment in the Shares. Furthermore, many other digital assets besides ether have also been created. To the extent market participants come to prefer these other digital assets, the value of ether, and therefore an investment in the Shares, may be adversely affected.

Regulatory Risk. Regulatory changes or actions may alter the nature of an investment in ether or restrict the use of ether or the operations of the Ethereum network or venues on which ether trades in a manner that adversely affects the price of ether and an investment in the Shares. For example, it may become difficult or illegal to acquire, hold, sell or use ether in one or more countries, which could adversely impact the price of ether.

Cybersecurity Risk Related to Ether. In the past, flaws in the source code for ether have been discovered, including those that resulted in the theft of users’ ether. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules has occurred.

Additionally, if a malicious actor or botnet (i.e., a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power of the Ethereum network, such actor or botnet could alter the digital transaction ledger, or “blockchain,” that records transactions in and ownership of ether and adversely affect the value of ether.

By using computers that appear to be participating in the Ethereum network, but that are not in fact connected to the network (so-called “cancer nodes”), a malicious actor can disconnect the target user from the ether economy entirely by refusing to relay any blocks or transactions.

Separate from the cybersecurity risks of the Ethereum protocol, entities that custody or facilitate the transfers or trading of ether have been frequent and successful targets of cybersecurity attacks, leading to significant theft of ether. If any of these exploitations or attacks occur, it could result in a loss of public confidence in ether, a decline in the value of ether and, as a result, adversely impact an investment in the Shares.

Risks Related to the Trust and the Shares

Expense Risk. The Trust’s returns will not match the performance of ether because the Trust incurs the Sponsor Fee and may incur other expenses.

Risk That Market Price of Shares May Reflect a Discount or Premium to NAV. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, levels of trading activity, differences between the normal trading hours for the Trust and the underlying ether market, the calculation methodology of the NAV, demand or supply for Shares of the Trust in excess of an Authorized Participant’s ability to create or redeem Shares and/or the closing of ether trading venues due to fraud, failure, security breaches or otherwise. As a result, although all creations and redemptions will take place in kind in transactions with Authorized Participants, the NAV of the Shares included in Creation Baskets may differ from the market price of the Shares.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to Ether

Ether and Ethereum generally.

Ether is the native digital asset and unit of account on the Ethereum network. The market value of ether is not related to any specific company, government or asset. The valuation of ether depends on a number of factors, including future expectations for the value of the Ethereum network, the number of ether transactions, and the overall usage of ether as an asset. This means that a significant amount of the value of ether is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of ether.

Several factors may affect the price of ether, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment. The value of the Trust’s investments in ether could decline rapidly, including to zero.

The Ethereum network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Ethereum network protocols and various software implementations thereof, often on the Ethereum repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Although some market participants such as the Ethereum Foundation sponsor some developers, core developers are not generally compensated for their work on the Ethereum network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Ethereum network community to address novel technical issues or to achieve consensus around solutions therefor. As with other digital asset networks, the Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of the participating nodes. The Ethereum network’s Ethereum 2.0 upgrade addresses some of Ethereum’s speed, efficiency and scalability issues through staking and sharding. However, both hard forks and future software upgrades designed to further address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Ethereum could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s ether, which would adversely impact the value of the Shares. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ether and the Ethereum network. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Ethereum network, there can be no assurance that the community as a whole will not implement changes to the Ethereum network protocols that have an adverse impact on the Trust or an investment in the Shares.

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.

In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as mining multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale.

The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

The scheduled creation of newly minted ether and their subsequent sale may cause the price of ether to decline, which could negatively affect an investment in the Trust.

In accordance with the Ethereum 2.0 upgrades, newly created or minted ether are generated through a process referred to as “staking” which involves the collection of a staking reward of new ether. To operate a node, a validator must acquire and lock 32 ether by sending a special transaction to the staking contract, which transaction associates the staked ether with a withdrawal address (to unlock the ether and receive any staking rewards) and a validator address (to designate the validator node performing transaction verification). When the recipient makes newly minted ether available for sale, there can be downward pressure on the price of ether as the new supply is introduced into the Ethereum market.

Market and Volatility Risk. Ether has historically exhibited high price volatility relative to more traditional asset classes. For example, there were steep increases in the value of certain digital assets, including ether, over the course of 2021. These increases were followed by steep drawdowns throughout 2022. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout ether’s history, including, for example, in 2017-2018, before repeating again in 2021-2022. Over the course of 2023, ether prices have continued to exhibit significant volatility.

Significant volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these or similar events, digital asset prices, including ether, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

In addition, regulatory and enforcement scrutiny of digital assets has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. Developments in the regulation of digital assets are ongoing. For example, in July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. It is not possible to predict at this time all of the risks that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.

The value of the Trust’s investments in ether could decline rapidly, including to zero.

Ether’s historical volatility may be due to speculation regarding potential future appreciation in value, which could adversely affect an investment in the Shares.

Momentum investing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by anticipated future appreciation in value. Momentum investing in ether may have contributed, and may continue to contribute, to speculation regarding potential future appreciation in the value of ether, inflating and making these prices more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ether, and, in turn, an investment in the Trust.

Some market observers have asserted that the ether market often experiences pricing “bubbles” and have predicted that, in time, the value of ether will fall to a fraction of its current value, or even to zero.

Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

The price of ether may be impacted by the behavior of a small number of influential individuals or companies.

The price of ether has experienced increased volatility resulting from the statements and actions of individuals in the ether and broader technology community. Filings by companies and social media statements by prominent individuals have in the past and may in the future have an outsized impact on the price of ether relative to fundamental value considerations. To the extent that the actions of one or more companies or individuals leads to an increase in the price of ether, a reversal of such position by the company or individual may have a sharp, negative impact on the price of ether and the value of the Shares.

Adoption Risk.

User adoption of ether may slow down, stop, or reverse.

The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance of the Ethereum network may adversely affect the price of ether and therefore an investment in the Shares.

The use of ether to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Ether is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

•	continued worldwide growth or possible cessation or reversal in the adoption and use of ether and other digital assets;

•

government and quasi-government regulation of ether and other digital assets and their use, including taxation of ether transactions, or restrictions on or regulation of access to and operation of the Ethereum network and other digital asset networks;

•

changes in consumer demographics and public tastes and preferences, including the possibility that market participants may come to prefer other digital assets to ether for a variety of reasons, including that such other digital currencies may have features (like different consensus mechanisms) or uses that ether lacks;

•	the maintenance and development of the open-source software protocol of the Ethereum network;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting digital assets for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to digital assets;

•	because of the energy usage required for ether mining, regulation stemming from energy usage and/or climate concerns; and

•	negative consumer or public perception of ether specifically and other digital assets generally.

Currently, there is relatively limited use of ether in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares.

Ether has only recently and very selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of ether by consumers to pay such retail and commercial outlets remains extremely limited. Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from ether trading venues, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether or providing ether-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of ether as a medium of exchange for goods and services to be a taxable sale of ether, which could discourage the use of ether as a medium of exchange, especially for a holder of ether that has appreciated in value. See “—Regulatory Risk— The tax treatment of ether and transactions involving ether for U.S. federal income tax purpose is uncertain and may change, which could adversely affect the value of an investment in the Shares.”

Conversely, a significant portion of ether’s demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines ether’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Use of ether as a medium of exchange and payment method may always be low. A lack of expansion by ether into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of ether and the utility of ether as a payment system, increased volatility or a reduction in the value of ether, all of which could adversely impact an investment in the Shares. There can be no assurance that such acceptance will grow, or not decline, in the future.

In addition to ether’s uses as a means of payment and a store of value, , the Ethereum network was designed primarily to facilitate smart contracts, with ether serving as the transactional mechanism for many portions of such contracts in the form of “gas” payments. It is possible that market demand for digital assets with use cases beyond serving as a form of money could decrease over time, which would adversely impact the price of ether and, as a result, an investment in the Shares. Additionally, certain digital assets use non-blockchain technologies, like Directed Acyclic Graph data structures, to maintain consensus. To the extent market participants come to prefer these other consensus mechanisms or digital assets that use non-blockchain technology, the value of ether, and therefore an investment in the Shares, may be adversely affected.

The Ethereum network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

The Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between decentralization, security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

Historically, the development of the source code of the Ethereum protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the Ethereum network would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. EIP 1559 is an example of a change where certain constituencies, such as miners, or sub-groups within a constituency, demonstrated differing interests from those of the core developers or certain users of the Ethereum network, such as decentralized application and smart contract developers. As a general matter, the governance of the Ethereum network generally depends on the majority of all members of the Ethereum community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following The DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline.

If increases in throughput on the Ethereum network lag behind growth in usage of ether, average fees and settlement times may increase considerably. For example, the Ethereum network has been significantly congested at times, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for ether, and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

The implementation of Ethereum 2.0 has increased the speed and efficiency of the Ethereum network. However, there is no guarantee that any of the mechanisms in place or being explored for further increasing the speed, efficiency and scalability of the Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The prevailing level of transaction fees may adversely affect the usage of the Ethereum network.

New ether is created when ether validators use their stake on the Ethereum network to participate in the consensus mechanism, which records and verifies every ether transaction on the Ethereum blockchain. In return for their services, validators are rewarded through receipt of a set amount of ether. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of ether or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Ethereum network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect the Trust’s investments in ether.

The amount of new ether earned by staking may be adjusted. Historically, the validating reward associated with solving an Ethereum block has been reduced, although the supply of new ether is uncapped. If the transaction fees are too low, miners may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Ethereum network could reduce infrastructure security, reduce confidence in the Ethereum network, or expose the Ethereum network to a malicious actor or botnet obtaining a majority of processing power on the Ethereum network. Decreased demand for ether or reduced security on the Ethereum network may adversely impact an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) and other digital assets could adversely affect the value of ether and other digital assets.

Central banks have introduced digital forms of legal tender (CBDCs). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as a form of legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, ether and other digital assets as a medium of exchange or store of value. As a result, the value of ether could decrease, which could adversely affect an investment in the Trust.

Competing digital assets may adversely affect the value of ether and digital assets.

Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Ethereum network, for example, allowing faster settlement times, reducing gas fees, or reducing electricity usage in connection with validating. If these digital assets are successful, such success could reduce demand for ether and adversely affect the value of ether and an investment in the Trust.

Prices of ether may be affected due to stablecoins (including Tether and U.S. Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the ether market through its trading in ether. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for ether, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. For example, on February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including ether), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the ether market, and affect the value of ether, and in turn impact an investment in the Shares.

The open-source structure of the Ethereum network protocol means that certain core developers and other contributors may not be directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network.

The Ethereum network operates based on open-source protocol maintained by a group of core developers. There is no official developer or group of developers that controls the Ethereum network. However, historically the Ethereum network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network’s source code. As the Ethereum network protocol is not sold and its use does not generate revenue for development teams, core developers may not be directly compensated for maintaining and updating the Ethereum network protocol. Consequently, developers may lack a financial incentive to maintain or develop the network, and the core developers may lack the resources to adequately address emerging issues with the network. There can be no guarantee that developer support will continue or be sufficient in the future. Additionally, some development and developers are funded by companies whose interests may be at odds with other participants in the network or with investors’ interests. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable or unwilling to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Shares may be adversely affected.

Lack of clarity in the corporate governance of ether may lead to ineffective decision-making that slows development or prevents the Ethereum network from overcoming important obstacles.

Governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. Ethereum has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. Historically the development of the source code of the Ethereum protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the Ethereum network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. The lack of clarity on governance may adversely affect ether’s utility and ability to grow and face challenges, both of which may require solutions and a directed effort to overcome problems, especially long-term problems.

To the extent lack of clarity in corporate governance of ether leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

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A temporary or permanent blockchain “fork” could adversely affect an investment in the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of ether adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners (under the former proof-of-work model) or validators (under the current proof-of-stake model) consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group running the pre modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of ether running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, The Ethereum network has forked in the past. In 2016, a fork resulted in the creation of Ethereum and Ethereum Classic networks. Recently, in connection with the network upgrade on September 15, 2022, a group of miners wishing to continue the proof-of-work model forked the network to create a new blockchain that continues to use proof-or-work consensus. Following a fork, holders of one asset such as ETH will hold equal amounts of assets resulting from the fork, in this case, assets on the Ethereum proof-of-work blockchain.

Furthermore, a hard fork can introduce new security risks. For example, when Ethereum and Ethereum Classic split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued trading venues through at least October 2016. An exchange announced in July 2016 that it had lost 40,000 ether tokens from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual validator to exceed 50% of the processing power of the Ethereum network, thereby making the network more susceptible to attack.

A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect ether’s viability. It is possible, however, that a substantial number of validators could adopt an incompatible version of ether while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Ethereum Classic, as detailed above.

A fork in the Ethereum network could adversely affect an investment in the Shares. In the event of a hard fork of the Ethereum network, the Ether Custodian will determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Ether Custodian will base its determination on a variety of then-relevant factors, including the Ether Custodian’s beliefs regarding expectations of the core developers of ether, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Ethereum network. There is no guarantee that the Ether Custodian will choose the digital asset that is ultimately the most valuable fork and the Ether Custodian’s decision may adversely affect the value of the Shares as a result.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine what action the Trust shall take. In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Ethereum network and should therefore be considered the appropriate network, and the associated asset as ether, for the Trust’s purposes. The Sponsor may decide to cause the Trust to sell any rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) for cash (including, as determined by the Sponsor, in the case of a fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset) and distribute the cash proceeds or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. However, the Sponsor may instead determine, in its sole discretion, to permanently and irrevocably abandon such Incidental Rights or IR Virtual Currency for no consideration. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. In general, if a hard fork, airdrop or similar event occurs in the Ethereum blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. See “—Risks Related to the Trust and the Shares— Shareholders may not receive the benefits of any forks or ‘airdrops.’”.

Cybersecurity Risk Related to Ether.

Flaws in the source code of Ethereum or flaws in the underlying cryptography, could leave the Ethereum network vulnerable to a multitude of attack vectors.

If the source code or cryptography underlying ether proves to be flawed or ineffective, malicious actors may be able to steal ether held by others, which could negatively impact the demand for ether and therefore adversely impact the price of ether. In the past, flaws in the source code for ether have been discovered, including those that resulted in the loss of users’ ether. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying ether could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to steal ether held by others, which could adversely affect the demand for ether and therefore adversely impact the price of ether. Even if the affected digital asset is not ether, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively impact the demand for ether and therefore adversely affect an investment in the Shares.

Additionally, if a malicious actor or botnet (i.e., a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power of the Ethereum network, such actor or botnet could alter the blockchain and adversely affect the value of ether, which would adversely affect the value of the Trust’s investments. The Ethereum network is subject to control by entities that capture a significant amount of the network’s processing power or a significant number of developers or intermediaries important for the operation and maintenance of the Ethereum network. If a malicious actor or botnet obtains a majority of the processing power dedicated to mining on the Ethereum network, it may be able to alter the blockchain on which the network and most transactions rely by constructing fraudulent blocks or preventing certain transactions from being completed in a timely manner or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions. However, it could not generate new ether units or transactions using such control. The malicious actor could “double-spend” its own ether units (i.e., spend the same units in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Ethereum network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Ethereum network.

Some digital asset networks have been subject to malicious activity achieved through control over 50% of the processing power on the network. For example, on May 24, 2018, it was reported that attackers compromised the Bitcoin Gold network in this manner and were successfully able to double-spend units of bitcoin gold in a series of transactions over the course of at least one week and in a total amount of at least $18 million. In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Furthermore, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Other digital assets such as Verge, Monacoin and Electroneum have also suffered similar attacks. Although there have been no reports of such activity on the Ethereum network, certain mining pools may have exceeded the 50% threshold on the Ethereum network in the past. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of digital asset transactions, and this risk is heightened if over 50% of the processing power on the Ethereum network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is now or at one time was located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, forcing several digital asset trading venues to shut down, and has reportedly begun to place restrictions on mining activities, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Ethereum network. To the extent that the Ethereum ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Ethereum network will increase, which may adversely affect an investment in the Shares. See “—Regulatory Risk.”

A malicious actor may also obtain control over the Ethereum network through its influence over core or influential developers. For example, this could allow the malicious actor to stymie legitimate network development efforts or attempt to introduce malicious code to the network under the guise of a software improvement proposal by such a developer. To the extent that the Ethereum ecosystem fails to attract a significant number of users, the possibility that a malicious actor may be able to obtain control of the processing power on the Ethereum network in this manner will remain heightened.

By using cancer nodes, a malicious actor can disconnect the target user from the ether economy entirely by refusing to relay any blocks or transactions.

Separate from the cybersecurity risks of the Ethereum protocol, entities that custody or facilitate the transfers or trading of ether have been frequent and successful targets of cybersecurity attacks, leading to significant theft of ether.

See “Ether and the Ethereum Market—The Ethereum Market—Forms of Attack.”

If any of these exploitations or attacks occur, it could result in a loss of public confidence in ether and a decline in the value of ether and, as a result, adversely impact an investment in the Shares.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with DeFi are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, and the value of ether could decrease.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect an investment in the Trust.

Ether transactions are not reversible. Once a transaction has been verified and recorded in a block that is added to the Ethereum blockchain, an incorrect transfer of a digital asset, such as ether, or a theft of ether generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s ether is handled by the Ether Custodian, and the transfer of ether to and from Authorized Participants or their agents is directed by the Sponsor. If the Ether Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s ether holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its ether, which could adversely affect an investment in the

Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s ether holdings are stolen, including from or by the Ether Custodian, the Trust could lose some or all of its ether holdings, which could adversely impact an investment in the Shares of the Trust.

Security threats to the Trust’s account with the Ether Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account with the Ether Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Ether Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ether Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Ether Custodian, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Ether Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ether Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Ether Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Custody Agreement is terminated or the Ether Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s ether, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Ether Custodian to operate. The Ether Custodian performs essential functions in terms of safekeeping the Fund’s ether in the Vault Balance, and its affiliate, Coinbase Inc. (“Coinbase”), facilitates the selling of ether by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses. If the Ether Custodian fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Creation Units, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, Coinbase and the Ether Custodian’s parent company, Coinbase Global Inc. (together, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase’s violations of the Exchange Act to the same extent as Coinbase. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase’s activities involving bitcoin caused the alleged registration violations, and the Ether Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If Coinbase were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Creation Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Ether Custodian is not named in the complaint, if Coinbase Global, as the parent of the Ether Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

If the Custody Agreement is terminated, the Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s ether or as the Trust’s prime broker under the same terms as the current Custody Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

Loss of a critical banking relationship for, or the failure of a bank used by, Galaxy could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

Galaxy, as the Execution Agent, is responsible for selling ether on behalf of the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses. Galaxy may rely on bank accounts to provide its execution services and hold any cash related to a customer’s purchase or sale of ether. To the extent that Galaxy faces difficulty establishing or maintaining banking relationships, the loss of Galaxy’s banking partners or the imposition of operational restrictions by these banking partners and the inability for Galaxy to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust.

The Trust could also suffer losses in the event that a bank in which Galaxy holds customer cash fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. For example, Silvergate Bank, Silicon Valley Bank, and First Republic Bank recently experienced financial distress, including voluntary liquidation and receiverships.

Changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with Galaxy or associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses. If Galaxy were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, Galaxy’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which Galaxy maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance.

Galaxy routes orders through Connected Trading Venues in connection with its role as Execution Agent. The loss or failure of any such Connected Trading Venues may adversely affect Galaxy’s business and cause losses for the Trust.

In connection with selling ether on behalf of the Trust, Galaxy routinely routes customer orders to third-party exchanges or other trading venues where Galaxy executes orders to buy and sell ether on behalf of clients (each such venue, a “Connected Trading Venue”). In connection with these activities, Galaxy may hold ether with such Connected Trading Venues for a short time in order to effect customer orders, including the Trust’s orders. If Galaxy were to experience a disruption in Galaxy’s access to these Connected Trading Venues, Galaxy’s trading services could be adversely affected to the extent that Galaxy is limited in its ability to execute order flow for its customers, including the Trust, potentially resulting in its failure to provide services to the Trust or perform its obligations as Execution Agent, and the Trust could suffer resulting losses or disruptions to its operations. While Galaxy has policies and procedures to oversee Connected Trading Venues, if any of these venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, Galaxy might not be able to fully recover the Trust’s ether.

A disruption of the internet may affect the use of ether and subsequently the value of the Shares.

Ether is dependent upon the internet. A significant disruption in internet connectivity could disrupt the Ethereum network’s operations until the disruption is resolved and have an adverse effect on the price of ether. In particular, some variants of digital assets have been subjected to a number of denial-of-service attacks, which have led to temporary delays in block creation and in the transfer of the digital assets. While in certain cases in response to an attack, an additional hard fork has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that if ether increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Ether is also susceptible to border gateway protocol (“BGP”) hijacking. Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Ethereum network, participants may lose faith in the security of ether, which could affect ether’s value and consequently the value of the Shares.

Any future attacks that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of an investment in the Shares.

Regulatory Risk.

As ether and the broader digital assets ecosystem has grown, it has begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.

As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, the events of 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including ether and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and ether held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling ether and therefore may adversely affect the price of ether and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the Ether markets may reduce the liquidity of ether and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that ether is a security under U.S. or foreign law could adversely affect an investment in the Shares. See “—Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.”

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act (the “CEA”).

The Trust is not an investment company subject to the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Accordingly, investors do not have the protections afforded by that statute, which is designed to ensure that registered funds are acting in their investors’ best interests, minimize conflicts of interest and provide for the impartial oversight of investment companies. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and subadvisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue. In addition, under Section 36(b) of the 1940 Act, investment advisers to registered investment companies have an express fiduciary duty with respect to their receipt of compensation for services.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether is treated for classification and clearing purposes. In particular, certain transactions in ether may be deemed to be commodity interests under the CEA or ether may be classified by the SEC as a “security” under U.S. federal securities laws. If ether is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for ether as a digital asset. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to dissolve the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

Although there appears to be wide agreement among regulators that bitcoin is a commodity and not a security, there is significantly less clarity regarding ether’s treatment and classification. The CFTC has regulatory jurisdiction over the ether futures markets and, because it has asserted that ether is a “commodity” under the CEA and the rules thereunder, claims jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. Meanwhile, the SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have varied on whether the SEC may consider ether to be a security at this time. For example, SEC Chair Gary Gensler reiterated his position that all cryptocurrencies aside from bitcoin are securities subject to the SEC’s jurisdiction in February 2023. On the other hand, Chair Gensler declined to reiterate this position during congressional testimony in April 2023, and former SEC Director of Corporate Finance William Hinman indicated that SEC officials did not believe that ETH is a security. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. The SEC also has determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including ether. Finally, the SEC’s Division of Examinations (“Examinations”) has stated that digital assets are an examination priority. In particular, Examinations has expressed its intent to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

Ether and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ether. The effect of any existing regulation or future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ether, particularly with respect to ether exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. On May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crackdown on digital asset mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner

Mongolia. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ether, and, in turn, the value of the Shares.

In addition to financial regulation, because of the energy usage required for ether validation, ether may be subject to regulation stemming from energy usage and/or climate concerns. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Ethereum network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede digital asset mining and/or digital asset use more broadly. For example, on May 26, 2021, Iran placed a temporary ban on digital asset mining in an attempt to decrease energy usage and help alleviate blackouts. New York State recently failed to pass a bill that would place a moratorium on mining operations for proof-of-work blockchains such as Bitcoin. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of ether, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for ether miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of ether.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause an Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If an Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to timely acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity. An Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to dissolve the Trust. Dissolution by an Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

The tax treatment of ether and transactions involving ether for U.S. federal income tax purpose is uncertain and may change, which could adversely affect the value of an investment in the Shares.

Current U.S. Internal Revenue Service (“IRS”) guidance indicates that ether should be treated and taxed as property, not as currency, for U.S. federal income tax purposes, and that transactions involving the payment of ether in return for goods and services should be treated as barter transactions. Such exchanges result in capital gain or loss measured by the difference between the price at which ether is exchanged and the taxpayer’s basis in the ether. However, because ether is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether may change from that described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for cryptocurrency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein should not be used as any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of ether and transactions involving ether for state and local tax purposes is uncertain and may change, which could adversely affect the value of an investment in the Shares.

Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. A number of states have issued their own guidance regarding the tax treatment of certain digital assets for state income or sales and use tax purposes. For example, the New York State Department of Taxation and Finance (“NYSDTF”) has issued guidance regarding the application of state tax law to virtual currency. The agency determined that New York State would follow IRS guidance with respect to the treatment of virtual currency for state income tax purposes. Furthermore, the NYSDTF concluded that virtual currency is a form of “intangible property,” meaning that transactions using virtual currency to purchase goods or services may be subject to state sales tax under barter transaction treatment. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. Such treatment may have negative consequences for investors in digital assets, including the potential imposition of a greater tax burden on investors in digital assets or the potential imposition of greater costs on the acquisition and disposition of digital assets. In either case, such different tax treatment may potentially have a negative effect on the price of ether and a negative impact on the NAV of the Trust.

A hard “fork” or airdrop of the Ethereum blockchain could result in Shareholders incurring a tax liability.

If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, it is expected that the Trust will either (i) disclaim all rights to the digital assets so created (including, in the case of a hard fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The IRS has held that a hard fork or airdrop resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income.

Current IRS guidance does not address whether income recognized by a non-U.S. person as a result of a hard fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S. source “fixed or determinable annual or periodical gains, profits and income” (“FDAP”). A Non-U.S. Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of the new digital asset.

The receipt, distribution and/or sale of the new digital asset may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S. tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” as a consequence of an investment in the Shares.

Under current IRS guidance, hard forks, airdrops and similar events with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). U.S. Tax-Exempt Shareholders should consult their tax advisers regarding whether such Shareholders may recognize UBTI as a consequence of an investment in the Shares.

Intellectual property rights claims may adversely affect the operation of the Ethereum network.

Third parties may assert intellectual property claims relating to the holding and transfer of ether and its source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ether may adversely affect an investment in the Trust. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing, holding or transferring ether, which could force the liquidation of the Trust’s holdings of ether. As a result, an intellectual property claim against the Trust or other large ether participants could adversely affect an investment in the Shares.

Risks Related to the Markets and Service Ecosystems for Ether

The venues through which cryptocurrencies (including ether) trade are relatively new and may be more exposed to operational problems or failure than trading venues for other assets, which could adversely affect the value of ether and therefore adversely affect an investment in the Shares.

Venues through which ether trades are relatively new. Ether trading venues are generally subject to different regulatory requirements than venues for trading more traditional assets, and may be subject to limited or no regulation, especially outside the U.S. Furthermore, many such trading venues, including exchanges and over-the-counter trading venues, do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. Ether trading venues may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of ether for fiat currency difficult or impossible. Participation in ether trading on some venues requires users to take on credit risk by transferring digital assets from a personal account to a third party’s account, which could discourage trading on those venues.

Over the past several years, a number of cryptocurrency exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their account balances in such exchanges. While smaller trading venues are less likely to have the infrastructure and capitalization that make larger trading venues more stable, larger trading venues are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). For example, in 2014, the largest bitcoin exchange at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the exchange lost up to 850,000 bitcoin, valued then at over $450 million.

As another example, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. In August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large bitcoin exchange. The value of bitcoin immediately decreased by more than 10% following reports of the theft at Bitfinex. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of bitcoin, ether and other digital assets as the market grew increasingly concerned about the security of digital assets. Following South Korean-based exchange Coinrail’s announcement in early June 2018 about a hacking incident, the price of bitcoin and ether dropped more than 10%. In September 2018, Japan-based exchange Zaif announced that approximately $60 million worth of digital assets, was stolen due to hacking activities. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX

Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. Various claims and issues related to FTX have not yet been resolved.

Ether trading venues that are regulated typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.

Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support their claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many ether trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ether on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. The lack of certain safeguards also may permit “front-running” (trading by other persons ahead of the Trust with the intention of obtaining better results than the Trust). Such trading could occur in the event that an individual associated with a trading venue uses information regarding the Trust’s trading activity to the detriment of the Trust. In addition, the lack of trading safeguards may permit “wash-trading” (sales of ether by the Trust for a loss followed by repurchases of ether that, under IRS rules, may prevent the Trust from claiming a tax loss on the sale of ether).

Operational problems or failures by ether trading venues and fluctuations in ether prices may reduce confidence in these venues or in ether generally, which could adversely affect the price of ether and therefore adversely affect an investment in the Shares.

Failure of funds that hold ether or bitcoin, or that have exposure to ether or bitcoin through derivatives, to receive SEC approval to list their shares on exchanges could adversely affect an investment in the Shares.

There have been a growing number of attempts to list on national securities exchanges the shares of funds that hold ether or bitcoin or that have exposure to ether or bitcoin through derivatives. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets including ether, bitcoin and related products. The SEC has repeatedly denied such requests of funds that have attempted to list their shares on exchanges. On January 18, 2018, the SEC’s Division of Investment Management outlined several questions that sponsors would be expected to address before it would consider granting approval for funds holding “substantial amounts” of digital assets or “cryptocurrency-related products.” The questions, which focus on specific requirements of the 1940 Act, generally fall into one of five key areas: valuation, liquidity, custody, arbitrage and potential manipulation. Further, by way of illustration, in the fall of 2021, NYSE Arca proposed listing shares of Grayscale Bitcoin Trust (“GBTC”) on the exchange as a spot bitcoin exchange-traded product (“ETP”). After delaying a decision for nearly eight months, the SEC denied GBTC’s application in June 2022, finding that NYSE Arca’s proposed rule change. After the SEC’s denial, Grayscale sued the SEC under the Administrative Procedures Act, arguing that the denial of GBTC’s listing was “arbitrary and capricious” in light of the SEC’s approval of two similar bitcoin futures-based ETPs. On August 29, 2023, a three-judge panel of the D.C. Circuit Court of Appeals unanimously sided with Grayscale, finding that GBTC was materially similar to SEC-approved bitcoin futures ETPs across the relevant regulatory factors. The Court’s action does not necessarily mean that GBTC (or anyone else) will be able to list shares of a spot bitcoin or ether ETP in the near future, as the SEC may appeal the court’s decision or take other procedural steps. If sponsors of these funds are eventually successful in listing such products, exchange-listed digital asset fund shares would create more opportunities for institutional and retail investors to invest in ether. Alternatively, if exchange-listed digital asset funds continue to be denied SEC approval, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for ether and therefore adversely affect an investment in the Shares.

Political or economic crises may motivate large-scale sales of ether, which could result in a reduction in the prices of ether and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, ether is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of ether, either globally or locally. Large-scale sales of ether would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of ether is pseudonymous, and the supply of accessible ether is unknown. Entities with substantial holdings in ether may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of ether and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own ether or the quantity of ether that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early ether adopters hold a significant proportion of the ether that has been created to date. There are no regulations in place that would prevent a large holder of ether from selling ether it holds. To the extent such large holders of ether engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of ether and adversely affect an investment in the Shares.

Risks Related to the Trust and the Shares

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include:

•	the development and maintenance of an active trading market for Shares;

•	the continued participation of Authorized Participants;

•	the ability of Authorized Participants to obtain and dispose of ether in an efficient manner to effectuate creation and redemption orders;

•	the liquidity of the ether market;

•	the functioning of the markets on which ether trades;

•	the compliance of the Trust’s portfolio holdings with investment restrictions, policies or regulatory or tax law requirements; and

•	the ability of the Trust to achieve or maintain an economically viable size.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: ether. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether, including the rise or fall in its price, sometimes rapidly or unexpectedly. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

Shareholders may not receive the benefits of any forks or “airdrops.”

The Ethereum blockchain may be subject to forks or air drops that create new digital assets. See “Ether and the Ethereum Market—The Ethereum Market—Forks and Air Drops.” Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Trust shall take, and (ii) what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Ether Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust.

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Trust, from any such Incidental Rights or IR Virtual Currency. For instance, the Ether Custodian may not agree to provide access to Incidental Rights or IR Virtual Currency. In addition, the Sponsor may determine that there is no safe or practical way to custody the IR Virtual Currency, or that trying to do so may pose an unacceptable risk to the Trust’s holdings in Ether, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currency exceed the benefits of owning the IR Virtual Currency. Additionally, laws, regulation or other factors may prevent Shareholders from benefitting from the Incidental Right or IR Virtual Currency even if there is a safe and practical way to custody and secure the IR Virtual Currency. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currency, or there may not be a suitable market into which the Incidental Right or IR Virtual Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisers, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws, or poses other legal or regulatory risks. In determining whether the Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws, the Sponsor takes into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws. For these or other reasons, the Sponsor may determine, in its discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Right or IR Virtual Currency.

If the Sponsor determines to attempt to claim the Incidental Rights or IR Virtual Currency, it may elect to sell such assets for cash and distribute the cash proceeds (net of expenses and any applicable withholding taxes) or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. There can be no assurance that any of these courses of action will prove to be successful, nor can there be any assurance as to the prices for any Incidental Rights or IR Virtual Currency that the Sponsor or agent may realize. The value of the Incidental Rights or IR Virtual Currency may increase or decrease before or after any sale by the Sponsor or the agent.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in ether directly rather than purchasing Shares.

The Trust is subject to management and operational risks from its Sponsor and service providers.

The Trust is subject to management risk because it relies on the Sponsor’s ability to achieve its investment objective. Shareholders will have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Trust also is subject to the risk of loss as a result of other services provided by the Sponsor and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber attacks, disruptions and failures affecting, or by, a service provider. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the Trust and other accounts, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or dissolution of the Trust.

The Trust as well as the Sponsor and its service providers are vulnerable to the effects of the COVID-19 pandemic and other public crises that may arise in the future, which may adversely affect the performance of the Trust’s investment in ether and your investment in the Trust.

The recent spread of the human coronavirus disease 2019 (“COVID-19”) is an example. In the first quarter of 2020, the World Health Organization (the “WHO”) recognized COVID-19 as a global pandemic and both the WHO and the United States declared the outbreak a public health emergency. The subsequent spread of COVID-19 resulted in, among other significant adverse economic impacts, instances of market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 resulted in travel restrictions, closed international borders, disruptions of healthcare systems, business operations (including business closures) and supply chains, employee layoffs and general lack of employee availability, lower consumer demand, and defaults and credit downgrades, all of which contributed to disruption of global economic activity across many industries and exacerbated other pre-existing political, social and economic risks domestically and globally. Although the WHO and the United States ended their declarations of COVID-19 as a global health emergency in May 2023, the full economic impact at the macro-level and on individual businesses, as well as the potential for a future reoccurrence of COVID-19 or the occurrence of a similar epidemic or pandemic, is unpredictable and could result in significant and prolonged adverse impact on economies and financial markets in specific countries and worldwide and thereby could negatively affect a Fund’s performance.

The development and commercialization of the Trust is subject to competitive pressures and may be adversely affected by competition from competing products and other investment vehicles focused on ether or other digital assets.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving ether more rapidly, effectively or for a lower fee than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods.

In addition, the Trust will compete with direct investments in ether, ether futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether that may have an adverse effect on the price of the Shares. These factors include:

•

The Trust could experience unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

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The Trust could experience difficulties in the processes of creation and redemption of the Shares, including, for example, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, which could cause problems with arbitrage transactions intended to keep the price of the Shares closely linked to the price of ether;

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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, used to protect the Trust’s account with the Ether Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•

The Trust’s service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The NAV may not always correspond to the market price of the Shares.

The NAV of the Trust may not always correspond to the market price of its Shares. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, demand or supply for Shares of the Trust in excess of an Authorized Participant’s ability to create or redeem Shares and/or the closing of ether trading venues due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether. Additionally, ether is traded on exchange markets and over-the-counter 24-hours a day and seven days a week, and the value of the Shares may therefore change on days and at times when an investor is not able to buy or sell Shares.

An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in kind, and the Trust’s operations will therefore not be directly impacted by any discount or premium in the market price of its Shares.

Benchmark tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Creation Baskets, or withdrawal from participation by an Authorized Participant, may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of ether in connection with Creation Basket purchase orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Creation Baskets are created. The market price of ether may therefore decline immediately after Creation Baskets are created.

Selling activity associated with sales of ether by Authorized Participants in connection with redemption orders may decrease the ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ether by Authorized Participants may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.

The Trust has a limited number of financial institutions that may act as Authorized Participants and engage in creation or redemption transactions directly with the Trust, and none of those Authorized Participants is obligated to engage in creation and/or redemption transactions. In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares exit the business or are unable to proceed with participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, and no other Authorized Participant is able to step forward to create or redeem Creation Baskets, this may result in a significantly diminished trading market for the Shares, and the Shares may be more likely to trade at a premium or discount to the Trust’s NAV and to face trading halts and/or delisting.

The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Creation Baskets or cause them to not create or redeem Creation Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market.

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Ether is extremely volatile, and concerns exist about the stability and reliability of many trading venues where ether trade. In a highly volatile market, or if one or more trading venues supporting the ether market face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Ether spot trading venues are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot ether occurs on multiple domestic and foreign trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these trading venues do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.

In addition, trading on these trading venues may be halted or disrupted due to regulatory actions, operational problems at the trading venues or third parties, cybersecurity incidents or acts of fraud or misconduct, among others. In the event a trading venue experiences such a disruption, the Trust may be impacted and the value of the Shares may decline. Further, the price and availability of ether on these trading venues may differ, and if the Trust transacts at one trading venue at a time where the price and/or availability of ether is materially worse than that of another trading venue, the value of Shares may be impacted. Operational problems or failures by ether trading venues and fluctuations in ether prices may reduce confidence in these venues or in ether generally, which could adversely affect the price of ether and therefore adversely affect an investment in the Shares.

Shareholders that are not Authorized Participants or who are unable to transact in Creation Baskets through Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Baskets with the Trust. All other Shareholders that desire to purchase or sell Shares must do so only through the Exchange or in other markets, if any, in which the Shares may be traded, or through Authorized Participants. Secondary market trades may occur at a premium or discount to the NAV.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the authorized participant agreement by and among the Trust, the Sponsor and the Authorized Participants (the “Authorized Participant Agreement”) or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under a ticker symbol to be announced prior to commencement of trading. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, will likely be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, Shareholders could incur a taxable gain as a result of the sale of ether (including sales of ether to pay the Sponsor Fee and other Trust expenses), which gain does not correspond to a distribution to Shareholders (so-called “phantom income”). Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. In that event, Shareholders may be subject to tax on their proportional shares of the Trust’s capital gain even though there is not a corresponding distribution from the Trust. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “U.S. Federal Income Tax Consequences—Taxation of the Trust.”

The amount of ether represented by the Shares will decline over time.

The amount of ether represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust transfers ether to pay for the Sponsor Fee, and to pay for any extraordinary expenses, including, but not limited to, litigation and indemnification expenses, judgments, transactional expenses, taxes and other expenses not incurred in the ordinary course of the Trust’s business. Therefore, the amount of ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such Share issuance. Assuming a constant ether price, the trading price of the Shares is expected to gradually decline relative to the price of ether at the rate of the Sponsor Fee and other expenses.

Any errors or changes in calculations used to value the Trust’s ether holdings and ether holdings per Share may have an adverse effect on the value of the Shares.

The value of Trust’s ether holdings is typically determined on a daily basis as of 4:00 p.m. ET on each Business Day. This determination is made utilizing data from the operations of the Trust, calculated as of 4:00 p.m. ET on such day. In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, the Sponsor and the Administrator will not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Ether Custodian under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor, the Trustee, the Transfer Agent and the Ether Custodian will have a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Ether Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.

The Sponsor and its affiliates and their respective officers, directors and employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.

The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.

A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.

The Trust’s service providers (including its Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.

The Sponsor or its related parties may purchase Shares from the Trust from time to time, and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its related parties reserve the right, subject to compliance with applicable law, to sell into the market or redeem in Creation Baskets through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its related parties face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its related parties are under no obligation to consider the effect of redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Provider. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in ether and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Provider’s valuation of Shares.

Risks Related to the Benchmark

The Benchmark has a limited history.

The Benchmark has a limited history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Benchmark will appropriately track the price of ether in the future, and the Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Benchmark Pricing Sources used by the Benchmark are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many Benchmark Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether used in Benchmark calculations and, therefore, could affect the ether price as reflected by the Benchmark.

The Benchmark is based on various inputs which include price data from various third-party ether spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change Benchmark.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

The exchanges that may be designated as a principal market face a number of risks.

Unlike traditional stock and commodity exchanges, cryptocurrency exchanges face a number of risks, including but not limited to, distributed denial-of-service (“DDoS”), interruption of trading, hacking of user accounts, lack of standards and naming convention for symbols, and an unstable technological and legal environment (causing changes in fee structure, blocking of funds withdrawal, etc.). Suspension or disruption of market trading in ether may adversely affect the value of the Benchmark.

The Benchmark is subject to the limitations of its methodology and the ether market.

Though the Benchmark is designed to be representative of the ether market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Benchmark is designed and calculated strictly to follow the rules of its methodology, and any Benchmark price or other output is limited in its usefulness to such design and calculation. In addition, the Benchmark will necessarily be composed of a limited number of potential principal markets, and thus the Benchmark may not reflect the value of ether on crypto exchanges not considered in the Benchmark. Furthermore, the Benchmark Provider does not publicize its methodology at any given time, which may limit the ability of investors to evaluate the ether prices that establish the value of the Benchmark.

The ether market can be volatile, including those market interests which the Benchmark intends to measure or upon which the Benchmark is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Provider for calculation, and may cause the Benchmark to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Benchmark unachievable or cause the Benchmark to become impractical to replicate.

Risks related to pricing.

As set forth under “Calculation of NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the estimated fair market value (“FMV”) for ether determined by the Benchmark Provider. The price of ether in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV. The Benchmark Provider has substantial discretion at any time to change the methodology used to determine the FMV of ether, including the spot markets underlying its methodology. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes.

The Benchmark Pricing Sources used by the Benchmark Provider are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many Benchmark Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether determined by the Benchmark Provider.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of ether trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Creation Baskets are created and redeemed.

In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

ETHER AND THE ETHER MARKET

This section of the Prospectus provides a more detailed description of ether, including information about the historical development of ether, how a person holds ether, how to use ether in transactions, how to trade ether, the markets where ether can be bought, held and sold, the ether over-the-counter (“OTC”) market and government oversight of ether.

Ether and the Ethereum Network

Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, including to provide “gas” in connection with executing specific operations on the Ethereum network, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply of, and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of [•], ether had a total market capitalization of approximately $[•] and represented approximately [•]% of the entire digital asset market. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development. The Ethereum network is governed by a set of rules that are commonly referred to as the “Ethereum protocol”.

Unlike the Bitcoin network, the Ethereum network is not intended to be effectively a limited-purpose payment platform dedicated to recording transfers of tokens. Instead, by combining the Ethereum Blockchain with a flexible scripting language that could be used to implement sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a foundational infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements’’) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the pre-defined set of rules are not necessarily contractual in nature, but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi is believed by some to offer many opportunities for innovation and to have the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum Network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether.

New ether is created as a result of “staking.” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Investors must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

Unlike other digital assets such as BTC, which are solely created through a progressive mining process, 72.0 million ETH were created in connection with the launch of the Ethereum network. Following the launch of the Ethereum network, ETH supply increased through a progressive mining process until a recent upgrade on September 15, 2022, referred to as the “Merge”, eliminated the mining process and transitioned the network to a proof-of-stake consensus model.

The Ethereum network is kept running by computers all over the world. In order to incentivize those who incur the opportunity costs of staking ETH to secure the network by validating transactions, there is a reward that is given to the validators approximately every 6.4 minutes based on validator performance. Every 15 seconds, on average, a new block is added to the Ethereum Blockchain with the latest transactions processed by the network. Prior to the Merge, the miner that generated this block was awarded 2.0 ETH, with approximately 13,000 ETH in mining rewards created per day. Following the Merge, mining rewards no longer occur; ETH is created only as staking rewards in an amount of approximately 1,600 ETH per day. This amount will vary with the number of amount of ETH staked. This reward system is the method by which new ETH enter into circulation.

The rate at which new ETH are mined and put into circulation is expected to vary. ETH issuances are currently capped by the Ethereum network to ETH issued via staking rewards (expected to be approximately 1,600 ETH per day), but there is no maximum cap on the total number of ETH outstanding.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

For certain transactions, fees need to be paid in ether to validators in order to facilitate transactions and execute smart contracts. The Ethereum Improvement Proposal 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the fee that is charged (“gas”), users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since validators can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0 aimed to improve the network’s speed, scalability, efficiency, security, accessibility, and transaction throughput in part by reducing its energy footprint and decreasing transaction times for the network. As part of Ethereum 2.0, in mid-September 2022, a shift from the proof-of-work to the proof-of-stake model occurred. Ethereum 2.0 also encompassed the addition of other new features, such as “sharding”. Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network’s load across numerous new chains splitting the data processing responsibility among many nodes and allowing for parallel processing and validation of transactions. Sharding makes it easier to run a node by keeping hardware requirements low. A digital asset network’s consensus mechanism is an aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares.

As a result, there is not a single source for pricing ether. The Trust believes that prices on the ether trading venues are generally formed by the levels of demand on either side of the exchange’s order book, and arbitrage between exchanges typically prevents larger and/or more persistent differences in prices between ether trading venues. Factors that the Trust believes may influence the relative balance of buyers and sellers on the ether trading venues include trading activity in the OTC markets, global or regional economic conditions, expected levels of inflation, growth or reversal in the adoption and use of ether, developments in the regulation of ether, changes in the preference of market participants between ether and other digital assets, maintenance and development of the open-source software protocol of the Ethereum network, and negative consumer or public perception of ether specifically or digital assets generally. See “Risk Factors—Risks Related to Ether.”

Ether spot trading occurs on venues in the U.S. that are licensed to conduct that business by the NYDFS, other venues in the U.S. and non-U.S. venues. In addition, ether futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for NYDFS-licensed and CFTC-regulated trading of ether and ether derivatives has developed substantially. Ether market conditions in the three months ending on [●] are briefly summarized as follows:

•

Ether: There are over [●] NYDFS-licensed entities operate trading venues with order books for spot trading of ether. Among the top NYDFS-licensed trading venues, year-to-date as-of September 30th, 2023, the average daily trading volume is approximately [●] million. Across these venues, the average daily deviation of prices was less than [●]. The largest NYDFS-licensed trading venue by volume had an average bid-ask spread during the period of less than [●]%.

•	Futures: There are currently [●] CFTC-regulated exchanges facilitate trading of ether futures, with a total average daily trading volume of approximately $[●] billion.

•	Options: [●] CFTC-regulated exchange facilitates trading of options on ether futures, with average monthly trading volume of approximately $[●] million.

NYDFS-licensed venues are required to implement the following regulatory compliance, surveillance, and enforcement mechanisms:

•

Requirements that licensees have anti-money laundering and sanctions programs, including requirements, among other things, to identify and verify the identity of customers and to monitor for suspicious activities;

•

Requirements that licensees have a written policy that identifies and assesses fraud risks, including market manipulation, provides effective procedures and controls to protect against those risks, allocates responsibility for monitoring those risks, and provides for periodic evaluation and revision of the procedures, controls and monitoring mechanisms in order to ensure continuing effectiveness, including continuing compliance with all applicable laws and regulations;

•	Requirements that licensees’ procedures and controls provide for the effective investigation of fraud and other wrongdoing, whether suspected or actual, including, market manipulation; and

•

Requirements that the licensee immediately notify the NYDFS of any discovered wrong-doing in relation to fraud, along with further updates to the NYDFS relating to material developments, including (i) a statement of the actions taken or proposed to be taken with respect to such developments, and (ii) a statement of changes, if any, in the licensee’s operations that have been put in place or are planned in order to avoid repetition of similar events.

The following table illustrates trading volumes for ether on a selection of major trading venues based on volume as of [●]. The data shown are for trading volumes of ether against U.S. dollars and exclude trading transactions of ether against other digital assets (e.g., Tether) or other fiat currencies (e.g., Euros). There can be no assurance as to the future liquidity of ether.

Ether vs U.S. dollars - Trading Volume ($000’s)
Year	[●]		[●]		[●]
2018	[	●]	[	●]	[	●]
2019	[	●]	[	●]	[	●]
2020	[	●]	[	●]	[	●]
2021	[	●]	[	●]	[	●]
2022	[	●]	[	●]	[	●]

Source: [●].

Volatility of Ether

Ether has historically generally exhibited high price volatility relative to more traditional asset classes. The following table illustrates historical price volatility of ether during 2022. There can be no assurance as to the future performance of ether; past performance and volatility of ether should not be taken as an indication of future performance or volatility. The table below provides information regarding the price and volatility of ether.

Asset	Start Price			Low Price			High Price			End Price			Maximum Price Range[2]		Daily Return Volatility[3]
Ether(1)	$	[	●]	$	[	●]	$	[	●]	$	[	●]	[	●]%	[	●]%

Sources:	(1) Reflects daily prices determined under the Sponsor’s valuation policy for the period from 4 p.m. on January 1, 2022 through 4 p.m. ET on December 31, 2022.
(2)	Maximum Price Range was computed by first calculating the Price Range for each day as a percent of the day’s midpoint price, and then selecting the highest such Price Range.
(3)

Daily Return Volatility is the annualized price-return variance computed by taking the standard deviation of daily (4 p.m. ET to 4 p.m. ET) price returns for each asset and annualizing them using a 365-day factor.

Forks and Air Drops

A “hard fork” of the Ethereum network (or any other a digital asset network) occurs when there is a disagreement among users and miners (under the former proof-of-work model) or validators (under the current proof-of-stake model) over modifications to the network, which are typically made through software upgrades and subsequently accepted or rejected through downloads or lack thereof of the relevant software upgrade by users. If less than a substantial majority of users and miners consent to a proposed modification, and the modification is not compatible with the software prior to its modification, a fork in the blockchain results, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork is the existence of two versions of the network running in parallel, yet lacking interchangeability. After a fork, holders of the original digital asset typically end up holding equal amounts of the original digital asset and the new digital asset.

For example, in June 2016, a smart contract developed and deployed on the Ethereum network was hacked and approximately $60 million worth of ether was stolen, which resulted in most participants in the Ethereum ecosystem electing to adopt a hard fork that effectively reversed the hack. However, a minority of users continued to develop the old blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain also named ether, or ETC. Ether Classic’s ether remains traded on several digital asset trading venues.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run for any given digital asset. Such a fork could adversely affect ether’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the network while resisting community-led efforts to merge the two chains, resulting in a permanent fork.

A hard fork can introduce new security risks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Ethereum network, thereby making the network more susceptible to attack. A fork in the Ethereum network could adversely affect an investment in the Shares.

In addition to forks, ether (or any other digital asset) may become subject to a similar occurrence known as an “air drop.” In an air drop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free simply by virtue of having held the original digital asset at a certain point in time leading up to the air drop. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens.

From time to time, the Trust may be entitled to or come into possession of Incidental Rights or IR Virtual Currency by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event. Pursuant to the Trust Agreement, the Sponsor has the right, in the Sponsor’s sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

The actions which the Sponsor may, in its sole discretion, determine the Trust shall take include (i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”), (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Trust expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust. The Trust does not expect to take any Incidental Rights or IR Virtual Currency it may hold or to which it may be entitled into account for purposes of determining the Trust’s net asset value and the NAV.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine what action the Trust shall take. In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Ethereum network and should therefore be considered the appropriate network, and the associated asset as ether, for the Trust’s purposes. The Sponsor may decide to cause the Trust to sell any Incidental Rights or IR Virtual Currency for cash (including, as determined by the Sponsor, in the case of a fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset) and distribute the cash proceeds or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. However, the Sponsor may instead determine, in its sole discretion, to permanently and irrevocably abandon such Incidental Rights or IR Virtual Currency for no consideration. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency

The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Custodians. In determining whether to attempt to acquire and/or retain any Incidental Rights and IR Virtual Currency, the Sponsor expects to take into consideration whatever factors it deems relevant in its sole discretion, including, without limitation:

•	the Ether Custodian’s agreement to provide access to the Incidental Rights or IR Virtual Currency;

•	the availability of a safe and practical way to custody the Incidental Rights or IR Virtual Currency;

•

the costs or operational burden of taking possession and/or maintaining ownership of the Incidental Rights or IR Virtual Currency and whether such costs or burden exceed the benefits of owning such Incidental Rights or IR Virtual Currency or the proceeds that would be realized for the Trust or Shareholders from a sale thereof;

•

whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the ownership, sale or disposition of the Incidental Right or IR Virtual Currency, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Virtual Currency;

•	the existence of a suitable market into which the Incidental Right or IR Virtual Currency may be sold; and

•

whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Virtual Currency may create legal or regulatory risks, liability, or burdens of any kind for the Trust, Sponsor, or Shareholders (including, without limitation, if such Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws). The Trust may in the future abandon any Incidental Rights and IR Virtual Currency.

See “Risk Factors— Shareholders may not receive the benefits of any forks or ‘airdrops.’”

If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders.

Forms of Attack

Exploitation of Flaws in the Ether Source Code

In the past, flaws in the source code for ether have been discovered, including those that exposed users’ personal information and/or resulted in the loss of users’ ether. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules has occurred.

In addition, digital asset networks, including the Ethereum network, have been subjected to a number of denial-of-service attacks, which in the case of the Ethereum network led to temporary delays in block creation and in the transfer of ether.

Cancer Nodes

Cancer nodes are computers that appear to be participating in the Ethereum network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Ethereum network. By using cancer nodes, a malicious actor can disconnect the target user from the ether economy entirely by refusing to relay any blocks or transactions. Software programs have attempted to make these attacks more difficult by limiting the number of outbound connections through which users are able to connect to the Ethereum network.

Double-Spending Risks

A malicious actor may attempt to double spend (i.e., spend the same units in more than one transaction) ether by altering the formation of the blockchain. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the blockchain before a target user’s legitimate transaction can be included in a block. For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks could negatively impact the value of ether and the value of the Shares. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Ethereum network and to disable incoming connections.

Government Oversight

Regulatory guidance and the possibility of government action has been significant in shaping the evolution of the ether market. A number of U.S. federal and state agencies and foreign governments and agencies have finalized or proposed rules or guidance, conducted investigations and issued subpoenas, engaged in successful prosecutions, and issued consumer advisories related to ether and other digital assets. For example, FinCEN and certain state financial regulatory agencies require that companies that provide certain services in digital assets obtain licenses or registrations, and have anti-money laundering and sanctions programs, among other requirements, which licenses or registrations can be difficult or costly to obtain or maintain. Additionally, there is uncertainty among regulators regarding ether’s treatment and classification as a “security” or a “commodity,” which may have material adverse consequences for ether as a digital asset. Continued government and agency actions are likely to continue to be significant to the development of the market and the price of ether, as described in more detail under “Risk Factors—Risks Related to Ether—Regulatory Risk” above.

THE TRUST

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange under a ticker symbol to be announced prior to commencement of trading. The Trust’s investment objective is to reflect the performance of the spot price of ether as measured using the Benchmark, less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust will value its Shares daily based on the value of the Benchmark as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the fair market value (“FMV”) price for ether, reflecting the execution price of ether on its principal market as determined by the Benchmark Provider. Invesco Capital Management LLC is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Ether Custodian”) will hold all of the Trust’s ether on the Trust’s behalf as custodian.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in Creation Baskets based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities). Because the creation and redemption of Creation Baskets will be effected in in-kind transactions based on the quantity of ether attributable to each Share, the quantity of Creation Baskets so created or redeemed will generally not be affected by fluctuations in the value of ether. When purchasing Creation Baskets, Authorized Participants or their agents will deliver ether to the Trust’s account with the Ether Custodian in exchange for Creation Baskets. When redeeming Creation Baskets, Authorized Participants or their agents will receive ether from the Trust through the Ether Custodian. Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell ether directly, except that the Trust expects to direct the Execution Agent to sell ether on behalf of the Trust to pay certain expenses.

To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Creation Baskets on the next Business Day following receipt of a redemption request by an Authorized Participant.

Creation Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the NAV. Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Similarly, Creation Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Creation Baskets.

The Sponsor believes that the design of the Trust will enable investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use ether by investing in the Shares rather than directly in ether.

Description of Lukka Prime

The Benchmark is designed to provide an estimated fair market value for ether, in a manner that aligns with U.S. GAAP and IFRS accounting guidelines regarding fair market value measurements. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether, by evaluating eligible ether exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of December 2022, the following exchanges are considered to be eligible exchanges by the Benchmark Provider: Binance, Bitfinex, Bitflyer, Bittrex, Bitstamp, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex (collectively, “ Benchmark Pricing Sources”). The Benchmark Provider reviews exchanges eligible for inclusion in the Benchmark quarterly. In determining which exchanges to include, the Benchmark Provider evaluates each exchange using proprietary ratings criteria. The Benchmark Provider periodically reassesses the exchanges eligible to be considered Benchmark Pricing Sources, and makes adjustments as needed.

In determining the value of ether, the Benchmark Provider applies a five-step weighting process for identifying the principal exchange for ether and the last price on that exchange. A Base Exchange Score (“BES”) that takes into account the criteria above is assigned to each Benchmark Pricing Source in order to select the most appropriate primary exchange and then an executed exchange price is determined at 4:00 p.m. ET.

Step 1: Assign each exchange for ether and U.S. Dollars a BES reflecting static exchange characteristics such as oversight, microstructure and technology.

Step 2: Adjust the BES based on the relative monthly volume each exchange services. This new score is the Volume Adjusted Score (“VAS”).

Step 3: Decay the adjusted score based on the time passed since last trade on exchange, assessing the level of activity in the market by considering the frequency (volume) of trades. The decay factor reflects the time since the last trade on the exchange. This is the final Decayed Volume Adjusted Score (DVAS), which reflects freshness of data by tracking most recent trades.

Step 4: Rank the exchanges by the DVAS score and designate the highest-ranking exchange as the Principal Market for that point in time – the principal market is the exchange with highest DVAS.

Step 5: An executed exchange price is used to represent fair market value at 4:00 p.m. ET.

The Trust and the Sponsor are not responsible for the calculations performed by the Benchmark Provider or for the development or implementation of the Benchmark Provider’s methodologies.

WITHOUT LIMITING THE FOREGOING, NONE OF LUKKA INC., INVESCO, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, DELAYS OR INTERRUPTIONS IN THE BENCHMARK PRICING PROCESS NONE OF LUKKA, INVESCO, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICING SERVICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LUKKA INC., INVESCO, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LUKKA INC. AND INVESCO OTHER THAN THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.

The Trust’s Expenses

The Trust will pay the Sponsor a unified fee of [●]% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary, recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly on the first Business Day of the month and will be calculated by the Administrator based on the quantity of ether held by the Trust. The Sponsor Fee will accrue and be payable in U.S. dollars. The Sponsor may temporarily waive all or any portion of the Sponsor Fee in its absolute discretion at any time or for a stated period of time.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of the Administrator and the Transfer Agent, the fees of the Ether Custodian, the fees of the Execution Agent, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not contractually assumed by the Sponsor. These include, but are not limited to, litigation and indemnification expenses, judgments, transactional expenses, taxes and other expenses not incurred in the ordinary course of the Trust’s business.

The Trust from time to time will be required to sell ether in such quantities as is necessary to permit payment of the Sponsor Fee and any Trust expenses and liabilities not assumed by the Sponsor. The Trust has authorized the Execution Agent to sell ether on its behalf in such quantity as is necessary to permit payment of such expenses in such circumstances. At the direction of the Trust, the Execution Agent will seek to sell ether at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than ether. Accordingly, the amount of ether to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of ether. Any cash held by the Trustee will not bear any interest. Each sale of ether by the Trust to pay the Sponsor Fee or other Trust expenses will give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

CALCULATION OF NAV

General

The Shares are valued on a daily basis as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the fair market value price for ether determined by the Benchmark Provider. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether, by evaluating eligible ether exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Sponsor believes that use of the Benchmark mitigates against idiosyncratic exchange risk, as the failure of any individual Benchmark Pricing Source will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that the NAV is based on data from multiple exchanges makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple exchanges simultaneously to impact the NAV.

The Trust’s NAV is an amount denominated in U.S. dollars and is not utilized in determining the number of Shares that an Authorized Participant will receive in creating Shares, or the number of ether that an Authorized Participant will receive in redeeming Shares, as those transactions are effected in-kind in ether based on the Trust’s ether holdings per Share. See “Creation and Redemption of Shares.”

The Trust’s NAV is calculated by:

•	taking the current market value of its ether (calculated by the Benchmark Provider) and any other assets;

•	subtracting any liabilities (including accrued by unpaid expenses); and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Business Day. The end-of-day ether price is calculated using execution price of ether on the principal market selected by the Benchmark Provider as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The daily valuation process will be overseen by the Sponsor’s Valuation Team. The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides the Sponsor’s Valuation Team an opportunity to algorithmically detect, flag, investigate, and address unusual pricing should it occur. The Sponsor’s Valuation Team will monitor for significant events related to crypto assets that may impact the value of ether, and will determine in good faith whether to fair value the Trust’s ether on a given day based on whether certain pre-determined criteria have been met. For example, if the Benchmark deviates by more than a pre-determined amount from an alternate benchmark available to the Sponsor, then the Sponsor’s Valuation Team may determine to utilize the alternate benchmark. The Sponsor’s Valuation Team may also fair value the Trust’s ether using observed market transactions from various exchanges, including some or all of the exchanges included in the Benchmark.

The ether markets are generally open on days when U.S. markets are closed, which means that the value of the ether owned by the Trust could change on days when Shares cannot be bought or sold.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Benchmark Provider will calculate and disseminate throughout the core trading session on each Business Day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value throughout the trading day to reflect changes in the most recently reported price of ether as reported by the Benchmark Provider or another reporting service.

The IIV disseminated during the Exchange’s core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day value of the Trust’s ether. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [•] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 15-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated ether price as reflected on the Benchmark Pricing Sources.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Other Assets

The fair values of any liquid assets held by the Trust primarily in the form of cash and certificates of deposits are included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Fees and Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of ether represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on September 27, 2023 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Declaration of Trust and Trust Agreement, dated as of September 26, 2023, which is expected to be amended and restated prior to commencement of operations of the Trust (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor.

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Baskets. The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. Creation Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether represented by the Creation Baskets being created or redeemed, the amount of which is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) included in the Creation Baskets being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Creation Baskets is properly received.

The Trust has no fixed termination date.

Dissolution of the Trust

The Trust Agreement will provide that the Trust will dissolve, and the Sponsor will promptly notify Shareholders of such dissolution, if any of the following dissolution events occur:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•

the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	a U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its ether;

•	ether is determined to be a “security” and is subject to regulation under U.S. federal securities laws;

•

any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ether for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable;

•

60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to dissolve the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

the Sponsor elects to dissolve the Trust after the Trustee, Administrator or the Ether Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of dissolution events that rely on Sponsor determinations to dissolve the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and the Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event of a determination that the Trust is a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to dissolve the Trust.

Upon dissolution of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon completion of the winding up of the business of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive dissolution of the Trust Agreement.

Amendments

The Trust Agreement will provide that it may be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Creation Baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Ether Custodian. Except as noted in “The Trust—The Trust’s Expenses” above, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor Fee, including, but not limited to, the Trustee’s fees, the Administrator’s fee, the Transfer Agent’s fee, the Ether Custodian’s fee, the Execution Agent’s fees, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization. The Sponsor is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee will be a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee will be limited by, and will be only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and other expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will dissolve and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust and the net assets of the Trust.

The Transfer Agent

The Transfer Agent is responsible for (1) issuing and redeeming Shares, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust.

The Ether Custodian

Under the custodial agreement, the Ether Custodian is responsible for (1) safekeeping all of the ether owned by the Trust, (2) opening one or more accounts that hold the Trust’s ether and (3) facilitating the transfer of ether required for the operation of the Trust as directed by the Sponsor. The Ether Custodian is chartered as a limited purpose trust company by the NYDFS and is authorized by the NYDFS to provide digital asset custody services. The Ether Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

Authorized Participants

Only Authorized Participants may purchase or redeem Creation Baskets with the Trust. When purchasing Creation Baskets, Authorized Participants or their agents will deliver ether to the Trust’s account with the Ether Custodian in exchange for Shares. When redeeming Creation Baskets, Authorized Participants or their agents will receive ether from the Trust through the Ether Custodian.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.

The initial Authorized Participant is [ ].

The Execution Agent

The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy”) to serve as Execution Agent. At the direction of the Sponsor, the Execution Agent is responsible for selling ether on behalf of the Trust, to the extent necessary to permit the payment of the Trust’s expenses. In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust, and the Sponsor has licensed the use of certain Galaxy trademarks, service marks and trade names in connection with the Trust. Galaxy is a leader in digital asset investing and trading and has extensive knowledge of and experience with digital asset investing and related services and markets.

Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”

CUSTODY OF THE TRUST’S ASSETS

The Trust has entered into an agreement with the Ether Custodian (the “Custody Agreement”), pursuant to which the Ether Custodian will custody all of the Trust’s ether, other than that which may be maintained in a trading account (the “Trading Balance”) held with Coinbase, which is an affiliate of the Ether Custodian, in a segregated account from time to time (the “Vault Balance”). The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as a Hot Vault Balance. Additionally, a portion of the Trust’s ether holdings from time to time may be held with Coinbase in the Trading Balance in connection with in-kind creations and redemptions of Creation Baskets and the sale of ether to pay Trust expenses. To the extent the Trust maintains a Trading Balance with Coinbase, such short term holdings represent an omnibus claim on Coinbase’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in Coinbase’s name on a trading venue (including third-party venues and Coinbase’s own execution venue) where Coinbase executes orders to buy and sell ether on behalf of clients.

Custody of ether typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of ether from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. While the Ether Custodian will generally keep a substantial portion of the Trust’s ether in cold storage on an ongoing basis, from time to time, portions of the Trust’s ether will be held in the Trading Balance outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Creation Baskets or to sell ether to pay Trust expenses. Please see “Cybersecurity Risks Related to Ether,” “Risks Related to the Markets and Service Ecosystem for Ether,” and “Risks Related to the Trust and the Shares” for a discussion of custody risks.

Under the terms of the Custody Agreement, the Sponsor maintains sole discretion in allocating ether among the Hot Vault Balance and Cold Vault Balance. Ether custodied by the Ether Custodian is not commingled with assets of Ether Custodian or its affiliates or with assets of other customers of Ether Custodian. The Ether Custodian has also agreed in the Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s ether, and that the Trust’s ether assets are not treated as general assets of the Ether Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Ether Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the ether held by the Ether Custodian for the Trust and that the Trust’s ether is held in a separate, segregated account under the Trust’s name. Under the Custody Agreement, the Ether Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Trust. The Custody Agreement does not require that private key information with respect to the Trust’s ether be kept in a particular physical location.

The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Ether Custodian can upload the fully signed transaction to an online network and transfer the ether. Because the Ether Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed. However, ether held in the Hot Vault can generally be transferred immediately to the Trust’s Trading Balance.

The Ether Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors—Risks Related to Ether—Cybersecurity Risk Related to Ether.”

The Trust may engage third-party custodians or vendors besides the Ether Custodian and BNYM to provide custody and security services for all or a portion of its ether and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Ether Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate ether custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into ether custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

The Trust generally does not intend to hold cash or cash equivalents. However, the Trust may hold cash and cash equivalents on a temporary basis to pay expenses. The Trust has entered into a cash custody agreement with BNYM under which BNYM acts as custodian of the Trust’s cash and cash equivalents.

Under the Custody Agreement, the Ether Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Ether Custodian’s aggregate liability under the Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian.

Also pursuant to the Custody Agreement, Coinbase, an affiliate of the Ether Custodian, may provide prime broker services, including ether trade execution, from time to time as requested by the Sponsor. The Trust may engage in purchases or sales of ether by placing orders with Coinbase. Coinbase will route orders placed by the Sponsor through Coinbase’s execution platform to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. Subject to the foregoing, and to certain policies and procedures that the Custody Agreement requires Coinbase to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Custody Agreement provides that Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent on behalf of the Trust with DTC and registered in the name of [ ], as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”) and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

The Trust understands that DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

The Trust understands that DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under a ticker symbol to be announced prior to commencement of trading. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges, as well as any bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 5,000 Shares to Authorized Participants. Authorized Participants may pay a transaction fee for each order they place to create or redeem Creation Baskets.

The offering of Shares is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Baskets from, and have Creation Baskets redeemed by, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Baskets or to offer to the public any Shares it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from the Trust, breaks the Creation Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple its purchases of Shares from the Trust with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Selling Shareholders

[In connection with the Trust’s launch, the Trust was seeded through the sale of one or more Creation Baskets by the Trust to one or more investors.] Investors participating in the seeding may include Authorized Participants, market makers, other third-party investors or affiliates of the Trust or the Sponsor. These initial seed investors, in addition to affiliates of the Trust and the Sponsor who may hold Shares from time to time (each, a “Selling Shareholder”), may from time to time sell some or all of the Shares held by them pursuant to the registration statement for the Trust, which Shares have been registered under the registration statement of which this prospectus is a part to permit their resale. The Trust will not receive any of the proceeds from the resale by the Selling Shareholders of these Shares.

Selling Shareholders may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Creation Basket size through an Authorized Participant. See “Risk Factors—Risks Related to the Trust and Shares—The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. Creation Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether represented by the Shares being created or redeemed, the amount of which is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Creation Baskets is properly received. Because creation and redemption of Creation Baskets will be effected in in-kind transactions based on the quantity of ether attributable to each Share, the quantity of Creation Baskets so created or redeemed will generally not be affected by fluctuations in the value of ether.

Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Shares and for the delivery of the ether required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants may pay the Transfer Agent a transaction fee for each order they place to create or redeem Shares. The transaction fee may be reduced, increased or otherwise changed by the Trust and the Sponsor. Authorized Participants who make deposits of ether with the Trust in exchange for Shares receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants may be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell ether and may profit in these instances. See “Risk Factors—Risks Related to the Trust and Shares—The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.”

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Creation Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Ether Custodian in order to facilitate settlement of the Shares and ether as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Baskets. Purchase orders must be placed by 4:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of ether with the Trust. If required by the Sponsor and the Trust, prior to the delivery of Creation Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a purchase order.

The manner by which Creation Baskets are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of ether with the Ether Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of ether required to create each Creation Basket is an amount of ether that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) on the date the purchase order is properly received as the number of Shares to be created under the purchase order is to the total number of Shares outstanding on the date the order is received.

Following an Authorized Participant’s purchase order, the Trust’s ether account with the Ether Custodian (the “Ether Account”) must be credited with the required ether by the end of the next Business Day following the purchase order date. Upon receipt of the ether deposit amount in the Trust’s Ether Account, the Ether Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the ether has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Determination of Required Deposits

The quantity of ether required to create each Creation Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ether constituting the Creation Basket Deposit as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator determines the Creation Basket Deposit for a given day by dividing (a) the amount of ether held by the Trust as of the opening of business on that Business Day, adjusted for (i) the amount of ether constituting accrued but unpaid Sponsor Fees as of the opening of business on that Business Day, and (ii) an amount of ether with a value as of 4:00 p.m. ET equal to any accrued but unpaid expenses or liabilities of the Trust payable in cash as of the opening of business on that Business Day, by (b) the quotient of the number of Shares outstanding at the opening of business divided by 5,000. Fractions of an ether smaller than .000000001 (known as a “gwei”) are disregarded for purposes of the computation of the Creation Basket Deposit.

Each Business Day, the Sponsor will communicate the final Creation Basket Deposit for that same Business Day and an estimated Creation Basket Deposit for the next Business Day. The Creation Basket Deposit so determined is communicated daily via electronic mail message to all Authorized Participants.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “—Creation Procedures” section above. Upon receipt of the Creation Basket Deposit, the Ether Custodian will notify the Transfer Agent that the ether has been received, and the Transfer Agent will direct DTC to credit the number of Creation Baskets ordered to an Authorized Participant’s DTC account on the next Business Day following the purchase order date. The expense and risk of delivery and ownership of ether until such ether has been received by the Ether Custodian on behalf of the Trust, including transaction fees from the Ethereum network’s blockchain, will be borne solely by the Authorized Participant. If ether is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable, or to reject such purchase order or Creation Basket Deposit.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form as described in the Authorized Participant Agreement;

•	the acceptance of the purchase order or Creation Basket Deposit would not be in the best interest of the Trust;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance of the Creation Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent or the Ether Custodian;

•	the acceptance or receipt of the purchase order or Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor or the Ether Custodian make it impractical or not feasible to process Creations Baskets.

None of the Sponsor, the Transfer Agent or the Ether Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Baskets mirror the procedures for the creation of Creation Baskets. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Baskets. Redemption orders must be placed by 4:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a transfer of ether to the redeeming Authorized Participant corresponding to the number of Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Ether Custodian and the Sponsor that the Authorized Participant has delivered the Shares represented by the Creation Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Creation Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Ether Custodian and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Sponsor will instruct the Ether Custodian to transfer the redemption distribution from the Trust’s Ether Account to the Authorized Participant.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of ether that is determined in the same manner as the determination of Creation Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the first Business Day following the Redemption Order Date if, by 9:00 a.m. ET on such Business Day, the Transfer Agent’s DTC account has been credited with the Creation Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Creation Baskets to be redeemed by such time, the redemption distribution will also be delayed. The expense and risk of delivery and ownership of ether in redemption distributions, including transaction fees from the Ethereum network’s blockchain, will be borne solely by the Authorized Participant.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Ether Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Creation Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Sponsor determines that:

•	the redemption order is not in proper form as described in the Authorized Participant Agreement;

•	the acceptance of the redemption order would not be in the best interest of the Trust;

•	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance of the redemption order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Ether Custodian;

•	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor, or the Ether Custodian make it impractical or not feasible for the Shares to be delivered under the redemption order.

The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [●] Shares (i.e., [●] Creation Baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Creation Baskets, an Authorized Participant may be required to pay a transaction fee to the Transfer Agent to create or redeem Creation Baskets, which is not expected to vary in accordance with the number of Creation Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor and the Trust. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any increase in the fee for the redemption of Shares until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets. The creation and redemption of Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Creation Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Creation Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Creation Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Creation Baskets consist of ether. Such ether is held by the Ether Custodian on behalf of the Trust until (i) delivered in connection with redemptions of Creation Baskets, (ii) transferred to the Sponsor to pay the Sponsor Fee or (iii) sold by the Ether Custodian at the direction of the Trust to pay for extraordinary expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•

execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	retain independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Trust;

•

select and oversee the Trust’s Trustee, administrator, transfer agent, custodian(s), ether venue counterparties and OTC market participant counterparties (as applicable), marketing agent(s) and any other service provider(s) or counterparties and cause the Trust to enter into contracts with such service provider(s) or counterparties, as appropriate;

•

value directly or through its delegates the Shares daily based on the price of ether as determined by the Benchmark Provider as of 4:00 p.m. ET, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);

•	enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	receive and process, directly or through its delegates, properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with purchase orders from Authorized Participants, receive directly or through its delegates the amount of ether in a Creation Basket;

•

in connection with purchase orders from Authorized Participants, after accepting a purchase order and receiving the corresponding amount of ether, or either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Creation Baskets to fill the Authorized Participant’s purchase order ;

•

receive and process, directly or through its delegates, properly submitted redemption orders from Authorized Participants, as described in the Trust Agreement and in the Authorized Participant Agreement;

•

in connection with redemption orders from Authorized Participants, after receiving a redemption order specifying the number of Creation Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Creation Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of ether attributable to the Shares redeemed;

•

assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•

make an election to have the Trust treated as a grantor trust for U.S. federal income tax purposes, and file such tax returns and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the U.S., any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•

in general, carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that at law (common or statutory) or in equity the Sponsor has duties (including fiduciary duties) or liabilities to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor

LIABILITY AND INDEMNIFICATION

Trustee

The Trust Agreement will provide that the Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(b)

no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)

the Trustee will not be personally responsible for or in respect of the genuineness, form, validity or value of the Trust property, the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)

in the event that the Trustee is unsure of the course of action to be taken by it under the Trust Agreement, the Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith; and

(f)

to the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Sponsor or the Trust, the Sponsor agrees that such duties and liabilities are replaced by the terms of the Trust Agreement.

The Trustee will incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

In the exercise or administration of the trust hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Except as expressly provided in Article [●] of the Trust Agreement, in accepting and performing the trusts created by the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof.

The Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Trust Agreement under any circumstances.

The Trustee and any officers, directors, employees and agents of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is herein prohibited.

In addition, the Trust Agreement will provide that (i) whenever a conflict of interest exists or arises between the Sponsor, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [●] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders or of the Trust and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification, (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

VOTING BY SHAREHOLDERS; MANAGEMENT

The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. Under the Trust Agreement, all management functions of the Trust will be delegated to and will be conducted by the Sponsor, its agents and its affiliates, including the Ether Custodian. The following persons, in their respective capacities as officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had officers, would typically be performed by them.

Name	Capacity

Anna Paglia*	Chief Executive Officer, Board of Managers

Peter Hubbard	Vice President and Director of Portfolio Management

Jordan Krugman*	Board of Managers

Terry Gibson Vacheron	Chief Financial Officer

Kelli Gallegos*	Principal Financial and Accounting Officer, Investment Pools

Melanie Zimdars	Chief Compliance Officer

John Zerr*	Board of Managers

Brian Hartigan	Global Head of ETF Investments

*	Executive officer of the Trust, within the meaning of Rule 3b-7 under the Exchange Act.

The Sponsor is managed by a Board of Managers. The Board of Managers is composed of Ms. Paglia and Messrs. Krugman and Zerr.

Anna Paglia (48) has been Chief Executive Officer of the Sponsor since June 2020. In this role, she has general oversight responsibilities for all of the Managing Owner’s business. Ms. Paglia has been a Member of the Board of Managers of the Sponsor since June 2020. Additionally, Ms. Paglia is a Managing Director and Global Head of ETFs and Indexed Strategies of Invesco Ltd., a position in which she first began serving in June 2020. In these roles she is responsible for the management of the Sponsor’s exchange traded fund business with direct functional reporting responsibilities for the Sponsor’s portfolio management, products, marketing and capital markets teams. In such capacity, Ms. Paglia also is responsible for managing the operations of the Invesco Funds. Previously, Ms. Paglia was Head of Legal, US ETFs at Invesco, beginning in September 2010. In that role, she was responsible for the registration and listing of ETFs, as well as providing support to the US ETF Board, serving as a global ETF expert and resource to the US ETF Board and personnel of the Sponsor and providing day-to-day support to the Sponsor. In addition, she was a team leader for, and provided legal support to, Invesco’s unit investment trusts. Ms. Paglia earned a JD from L.U.I.S.S. Law School in Rome, a law school certificate from Kingston University School of Law in London and a master’s degree from Northwestern University School of Law in Chicago. She is admitted to practice law in Illinois and New York.

Peter Hubbard (42) joined the Sponsor in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of eight portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 200 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics.

Jordan Krugman (45) is Chief Financial Officer of the Americas for Invesco Ltd., a global investment management company affiliated with the Sponsor. He was appointed to this position in October 2020. In this capacity, Mr. Krugman is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the financial framework for the business units operating within the Americas division of Invesco Ltd. He has also served as a Member of the Board of Managers of the Sponsor since October 2020. From March 2019 to October 2020, Mr. Krugman served as the Global Head of Financial Planning and Analysis at Invesco Ltd. In this role, he was responsible for overseeing Invesco’s forecasting, budgeting strategic planning and financial target setting processes, including analytics and decision support for Invesco Ltd.’s executive team. From March 2017 to March 2019, Mr. Krugman served as Invesco Ltd.’s Head of Finance & Corporate Strategy, North America. In this role, Mr. Krugman was responsible for strategic and financial planning for Invesco Ltd.’s global investments organization including global real estate, private equity and global fixed income. Prior to that, Mr. Krugman was Invesco Ltd.’s Treasurer and Head of Investor Relations from May 2011 to March 2017. In this role, he was responsible for management of Invesco Ltd.’s liquidity and capital management programs. Additionally, Mr. Krugman managed the communication with Invesco Ltd.’s external stakeholders including equity shareholders, debt investors, rating agencies, and research analysts. Mr. Krugman earned a BA degree in American civilizations, with a U.S. history concentration, from Middlebury College in Vermont in 1999, and earned an MBA from Santa Clara University in California in 2007. He is a Certified Treasury Professional (CTP).

Terry Vacheron CPA (58) is the Chief Accounting Officer (since April 2022) and Head of Global Tax (since November 2020) at Invesco Ltd. In this role, she leads the company’s financial reporting, accounting, corporate tax, payroll, and SOX functions. Ms. Vacheron also serves as the Chief Financial Officer (since June 2022) of the Managing Owner and Invesco Advisers Inc. where she is responsible for overseeing all aspect of the companies’ financial operations, including financial reporting and accounting. Ms. Vacheron joined Invesco in November 2020 following a brief break while between roles in October 2020. Prior to joining the firm, she was with SunTrust Bank (and later Truist Bank, which was formed in 2019 following the merger of BB&T and SunTrust) from October 2009 until September 2020, where she served as the Chief Tax Officer. Ms. Vacheron directed the full spectrum of corporate tax matters and led the tax merger integration effort for the BBT and SunTrust merger. In an overlapping role as the Corporate Functions Risk Officer at SunTrust Bank from March 2013 to December 2019, she built and led multiple corporate risk programs to identify and manage risk while maintaining her Chief Tax Officer responsibilities. During her tenure, she oversaw the implementation of stronger guidelines and accountability for risk programs, including SOX, third-party risk management, and operational risk oversight. Ms. Vacheron earned a BS degree in accounting from the University of Tennessee. She is a Certified Public Accountant (CPA). Ms. Vacheron served on the board of the United Way of Greater Atlanta from 2013 to 2020. She served as a member of the United Way’s Community Engagement Council and is currently on the United Way’s Finance Committee.

Kelli Gallegos (51) has been Principal Financial and Accounting Officer – Investment Pools for the Sponsor since September 2018. Additionally, since September 2018, Ms. Gallegos has been Principal Financial and Accounting Officer – Investment Pools of Invesco Specialized Products, LLC (sponsor to a suite of currency exchange-traded funds, “ISP”), Head of North America Fund Reporting of Invesco, Ltd. (“Invesco”, a global investment management company), and Vice President and Treasurer of Invesco Exchange Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust, and Invesco Exchange-Traded Self-Indexed Fund Trusts (each a registered investment company offering series of exchange-traded funds, the “Invesco ETFs”). She also serves as Vice President (since March 2016), Principal Financial Officer (since March 2016) and Assistant Treasurer (since December 2008) for a suite of mutual funds advised by Invesco Advisers, Inc., a registered investment adviser (the “Invesco Funds”). In her roles with the Sponsor, ISP, Invesco, the Invesco ETFs, and the Invesco Funds, Ms. Gallegos has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of the Invesco ETFs, the Trust, the Fund and the exchange-traded funds for which ISP serves as sponsor (the “CurrencyShares Trusts”). Previously, she was Director of Fund Financial Services from December 2008 to September 2018, Assistant Treasurer for the Sponsor from January 2013 to September 2018, Assistant Treasurer of ISP from April 2018 to September 2018, Assistant Treasurer for the Invesco ETFs from September 2014 to September 2018 and Assistant Vice President for the Invesco Funds from December 2008 to March 2016. In such roles, Ms. Gallegos managed the group of personnel responsible for the preparation of fund financial statements and other information necessary for shareholder reports, fund prospectuses, regulatory filings, and for the coordination and oversight of third-party service providers of the Fund, the Invesco ETFs, the Invesco Funds, and the CurrencyShares Trusts. Ms. Gallegos earned a BBA in accounting from Harding University in Searcy, AR.

Melanie H. Zimdars (46) has been Chief Compliance Officer of the Sponsor since November 2017. In this role she is responsible for all aspects of regulatory compliance for the Sponsor. Ms. Zimdars has also served as Chief Compliance Officer of Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust and Invesco Actively Managed Exchange-Traded Commodity Fund Trust since November 2017. From September 2009 to October 2017, she served as Vice President and Deputy Chief Compliance Officer at ALPS Holdings, Inc. where she was Chief Compliance Officer for six different mutual fund complexes, including active and passive ETFs and open-end and closed-end funds. Through its subsidiary companies, ALPS Holdings, Inc. is a provider of investment products and customized servicing solutions to the financial services industry. Ms. Zimdars received a BS degree from the University of Wisconsin-La Crosse.

John Zerr (60) has been a Member of the Board of Managers of the Sponsor since September 2006. Mr. Zerr has also served as Chief Operating Officer of the Americas for Invesco Ltd. since February 2018. Prior to his current position, Mr. Zerr served as Managing Director and General Counsel – U.S. Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Sponsor, from March 2006 until February 2018, where he was responsible for overseeing the U.S. Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Sponsor, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s U.S. Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law.

Brian Hartigan (44) joined the Sponsor in May 2015 as Global Head of ETF Investments. In his role, Mr. Hartigan manages the portfolio management function at the Sponsor, with the Director of Portfolio Management reporting to him. Previously from June 2010 until May of 2015, Mr. Hartigan was the Head of Portfolio Management and Research for Invesco Capital Markets, Inc., the sponsor of unit investment trusts. In that role, he oversaw portfolio management of Invesco unit trusts. He earned his B.A. from the University of St. Thomas in Minnesota and an MBA in finance from DePaul University. He is a CFA  charterholder and a member of the CFA Society of Chicago.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Ropes & Gray LLP has advised the Sponsor in connection with the Shares being offered. Ropes & Gray LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of [  ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Amended and Restated Trust Agreement

[To be provided.]

Administrative Agency Agreement

[To be provided]

Custody Agreement

[To be provided]

U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares (and are deemed to hold a proportionate share of the assets of the Trust) as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and the Trust urges you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. As a result, the Trust itself is not expected to be subject to U.S. federal income tax. Instead, the Trust’s income and expenses is expected to “flow through” to the Shareholders, and the Trustee intends to report the Trust’s income, gains, losses and deductions to the IRS on that basis. There can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position.

As discussed below in “Taxation of U.S. Shareholders,” if a hard fork, airdrop or similar event occurs in the Ether blockchain, it is expected that the Trust will either (i) disclaim all rights to the digital assets so created (including, in the case of a hard fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The receipt, distribution and/or sale of the new digital asset may cause Shareholders to incur a U.S. federal income tax liability. The occurrence of a hard fork, airdrop or the Trust’s or Sponsor’s actions with respect thereto or with respect to any alternative digital asset the Trust receives may affect the Trust’s ability to qualify as a “grantor trust” for U.S. federal income tax purposes. Except as otherwise indicated, the remainder of this discussion assumes that, in the event of a hard fork or airdrop, the Trust will, on the date of such hard fork or airdrop, either disclaim all rights to new digital assets created or distribute, the cash proceeds of or in-kind, such new assets to the Shareholders.

Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Creation Basket, the delivery of ether to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any ether the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust may use ether to pay the Sponsor Fee, which under current IRS guidance would be treated as a sale of such ether. Although the Trust generally does not intend to sell ether, it may do so if necessary to pay certain expenses that must be paid in cash. As and where the Trust sells ether (for example to generate cash to pay any such extraordinary expenses) or is treated as selling ether (for example, by using ether to pay the Sponsor Fee), a Shareholder will generally recognize a gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the ether held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of ether sold, and the denominator of which is the total amount of the ether held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the ether that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize a gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the ether received generally should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the ether received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The IRS has held that a hard fork or airdrop resulting in the creation of new units of a digital asset is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new digital asset may cause Shareholders to incur a U.S. federal income tax liability.

3.8% Tax on Net Investment Income

The Code generally imposes an additional 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the potential tax consequences of a purchase of Shares.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

U.S. Federal Income Taxation of U.S. Tax-Exempt Shareholders

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a hard fork, airdrop, or similar event with respect to digital currencies may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

Tax-Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.

U.S. Federal Income Taxation of Non-U.S. Shareholders

The Trust generally does not expect to generate taxable income except for gain (if any) upon the sale or transfer of ether. A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of the Shares, or upon the sale or transfer of ether by the Trust, unless (i) the Non-U.S. Shareholder is an individual and is present in the U.S. for one hundred and eighty-three (183) days or more during the taxable year of the sale, transfer or other disposition, and the gain is treated as being from U.S. sources; or (ii) the gain is (or is treated as) effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States (“ECI”).

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other FDAP income that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Fund as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

Non-U.S. Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.

Taxation in Jurisdictions Other Than the U.S.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the U.S. are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In considering an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA including investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Ether Custodian or any of their respective affiliates (the “Transaction Parties”) has, through this report and related materials, provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) no Transaction Party is intended to be treated as fiduciary to the Plan with respect to any decision by the Plan to purchase, acquire, hold or dispose of the Shares.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Trust, the Sponsor and other sources the Trust believes to be reliable.

You should disregard anything the Trust or the Sponsor said in an earlier document that is inconsistent with what is included in this Prospectus.

You should not assume that the information in this Prospectus is current as of any date other than the date on the front page of this Prospectus.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is [    ]. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

INVESCO CAPITAL MANAGEMENT LLC’S PRIVACY POLICY

[To be provided by amendment]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Administrator”: Bank of New York Mellon.

“ATSs”: Alternative trading systems.

“Authorized Participant”: One that purchases or redeems Creation Baskets from or to the Trust.

“Authorized Participant Agreement”: The authorized participant agreement by and among the Trust, the Sponsor and the Authorized Participant(s).

“Benchmark”: Lukka Prime Reference Rate.

“Benchmark Pricing Source”: An ether pricing source included in the Benchmark.

“Benchmark Provider”: Lukka Inc.

“BGP”: Border gateway protocol hijacking.

“Business Day”: Any day other than a day when the Exchange is closed for regular trading.

“CBDCs”: Central bank digital currencies.

“CEA”: Commodity Exchange Act.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the U.S.

“Code”: Internal Revenue Code of 1986, as amended.

“Coinbase”: Coinbase, Inc.

“Creation Basket”: A block of 5,000 Shares used by the Trust to issue or redeem Shares.

“Creation Basket Deposit”: The total deposit required to create each Creation Basket.

“DSTA”: Delaware Statutory Trust Act.

“DTC”: the Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ERISA”: The Employee Retirement Income Security Act of 1974.

“Ether”: Ether or Ethereum with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties. Ether with a lowercase “e” is used when referring to the digital asset within the Ethereum network.

“Ether Custodian”: Coinbase Custody Trust Company, LLC.

“Exchange”: Cboe BZX.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Execution Agent”: Galaxy Digital Funds LLC

“Expenses”: losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“FIPS 140-2”: Federal Information Processing Standards Publication 140-2.

“Galaxy”: Galaxy Digital LP.

“Galaxy Digital”: Galaxy Digital Capital Management LP.

“Galaxy Holdings”: Galaxy Digital Holdings LP.

“ICOs”: Initial coin offerings.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Indemnified Person”: The Trustee as well as any officers, directors, employees and agents of the Trustee.

“Invesco”: Invesco Capital Management LLC.

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“NAV”: Net asset value per share of the Trust.

“NFA”: National Futures Association.

“NYDFS”: The New York State Department of Financial Services.

“NYSDTF”: The New York State Department of Taxation and Finance.

“OCIE”: The SEC’s Office of Compliance Inspections and Examinations.

“OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury.

“OTC”: Over-the-counter markets.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Transfer Agent.

“SEC”: The U.S. Securities and Exchange Commission.

“Selling Shareholder”: Each initial seed investor, and each affiliate of the Trust and the Sponsor who may hold Shares from time to time, that sells some or all of the Shares held by them pursuant to the registration statement for the Trust.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Sponsor”: Invesco Capital Management LLC.

“Sponsor Fee”: The unified fee of [●]% per annum paid by the Trust to the Sponsor.

“Sponsor Indemnified Party”: Each of the Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries.

“Transaction Parties”: The Sponsor, the Trustee, the Ether Custodian or any of their respective affiliates.

“Transfer Agent”: Bank of New York Mellon.

“Trust Agreement”: Declaration of Trust and Trust Agreement of March 31, 2021, as amended and restated.

“The Sponsor”: Invesco Capital Management LLC.

“The Trust”: Invesco Galaxy Ethereum ETF.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The current and prospective owner or holder of Shares.

INVESCO GALAXY ETHEREUM ETF

[ ]

SHARES

PROSPECTUS

, 2023

Until     , 2023 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Invesco Capital Management LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	$
Exchange Listing Fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Total	$

*	Subject to revision upon completion of the offering.

Item 14. Indemnification of Directors and Officers.

[To be provided by subsequent amendment.]

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Declaration of Trust and Trust Agreement[1]

3.3	Certificate of Trust[1]

5.1	Opinion of [ ] as to legality*

8.1	Opinion of [ ] as to tax matters*

10.1	Form of Sponsor Agreement*

10.2	Form of Initial Authorized Participant Agreement*

10.3	Form of Marketing Agreement*

10.4	Form of Ether Custody Agreement*

10.5	Form of Trust Administration and Accounting Agreement*

10.6	Form of Transfer Agency Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of [ ] (included in Exhibits 5.1 and 8.1)*

107	Filing Fee Table[1]

*	To be filed by amendment.
[1]	Previously filed as an exhibit to the Registration Statement on Form S-1 filed September 29, 2023 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Downers Grove, and the State of Illinois, on October 18, 2023.

INVESCO GALAXY ETHEREUM ETF Invesco Capital Management LLC, as Sponsor of the Trust

By:	/s/ Anna Paglia
Name: Anna Paglia Title: Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Anna Paglia Name: Anna Paglia	Chief Executive Officer and Manager (principal executive office)	October 18, 2023

/s/ Kelli Gallegos	Principal Financial and Accounting Officer, Investment Pools (principal financial officer and principal accounting officer)	October 18, 2023
Name: Kelli Gallegos

/s/ Jordan Krugman Name: Jordan Krugman	Manager	October 18, 2023

/s/ John Kerr Name: John Zerr	Manager	October 18, 2023

*	The registrant is a trust and the persons are signing in their capacities as officers of Invesco Capital Management LLC, the Sponsor of the registrant.